EXHIBIT 10.1

TRUST AGREEMENT

Between

ZIONS BANCORPORATION, N.A.

And

FIDELITY MANAGEMENT TRUST COMPANY

ZIONS BANCORPORATION, N.A. PAYSHELTER 401(K) AND
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

Dated as of August 23, 2024

TRUST AGREEMENT, dated August 23, 2024, between the ZIONS BANCORPORATION, N.A. a Utah corporation, having an office at One South Main Street, Salt Lake City, Utah 84111 (the "Sponsor" or “Client”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 245 Summer Street, Boston, Massachusetts, 02210 (“Fidelity” or "Trustee").

WITNESSETH:

WHEREAS, the Sponsor is the sponsor of the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Sponsor wishes to establish a single trust to hold and invest assets of the Plan, for the exclusive benefit of Participants, as defined herein, in the Plan and their beneficiaries; and

WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets, in trust among several investment options selected by the Named Fiduciary, as defined herein; and

WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1.    Definitions.

The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a)“Administrator

“Administrator” shall mean the Benefits Committee, which is identified in the Plan document as the administrator of the Plan in accordance with section 3(16)(A) of ERISA. The Administrator can delegate its authority to act under this Agreement subject to Section 15 (Assignment).

(b)“Agreement”

“Agreement” shall mean this Trust Agreement, and the Schedules and Exhibits attached hereto, as the same may be amended and in effect from time to time.

(c)“Business Day”

“Business Day” shall mean each day the NYSE is open. The closing of a Business Day shall mean the NYSE’s normal closing time of 4:00 p.m. (ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

(d)“Code”

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(e)“Confidential Information”

“Confidential Information” means (i) all information (including Personal Data) that is identified as confidential or proprietary or reasonably should have been understood to be proprietary or confidential, and (ii) either Party’s technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information, including the terms of this Agreement; in each case, disclosed by a Party or its representatives to the other Party before or after the Effective Date in connection with this Party. “Confidential Information” does not include particular information the receiving Party can demonstrate (a) was, at the time of disclosure either already known to the receiving Party (and not subject to a pre-existing confidentiality agreement) or publicly known; (b) after disclosure, becomes publicly known through no fault of the receiving Party; (c) was separately received from a third party without confidentiality restrictions, (d) was independently developed by the receiving Party without use of the disclosing Party’s Confidential Information, or (e) is data (or a derivative thereof) in a form that is aggregated, de-identified, anonymized, encrypted or otherwise rendered unreadable or unrecognizable as Client’s, Plan’s, or Participants’ information.

(f)“Declaration of Separate Fund”

“Declaration of Separate Fund” shall mean the declaration of separate fund for each fund of the Group Trust.

(g)“Directing Party”

“Directing Party” means any individual, group of individuals, or committee Sponsor authorizes to act on its behalf in giving certain forms of Direction under the Agreement. Sponsor may specify different individuals, group of individuals, or committees authorized to give Directions on Sponsor’s behalf versus other named entities, or for different service lines.

(h)“Direction”

“Direction” means a Directing Party’s written instruction for Trustee to act, or refrain from acting, in a particular manner in providing services or special projects and shall include for this purpose the terms of the Agreement.

(i)“EDT”

“EDT” shall mean electronic data transfer.

(j)“Electronic Services”

“Electronic Services” shall mean communications and services made available via electronic media.

(k)“ERISA”

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(l)“External Account Information”

“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.

(m)“FBSLLC”

“FBSLLC” shall mean Fidelity Brokerage Services LLC.

(n)“Fidelity Mutual Fund”

“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.
(o)“FIFO”

“FIFO” shall mean First In First Out.

(p)“FIIOC”

“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.

(q)“Group Trust”

“Group Trust” shall mean a group trust for qualified plans sponsored by the Trustee, Pyramis Global Advisers Trust Company (“PGATC”), or any of their affiliates.

(r)“In Good Order”

“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.

(s)“Investment Management Agreement”

“Investment Management Agreement” means the investment management agreement executed by and between the Client, Strategic Advisers LLC, and Fidelity Personal and Workplace Advisors LLC in connection with Personalized Planning & Advice as included as Exhibit H.
(t)“Losses”

“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

(u)“Mutual Fund”

“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(v)“Named Fiduciary”

“Named Fiduciary” shall mean the Administrator, a fiduciary who is named in the Plan, or who, pursuant to a procedure specified in the Plan, is identified as a fiduciary (i) by a person who is an employer or employee organization with respect to the Plan or (ii) by such an employer and such an employee organization acting jointly.

(w)“NAV”

“NAV” shall mean Net Asset Value.

(x)“NFSLLC”

“NFSLLC” shall mean National Financial Services LLC.

(y)“Non-Fidelity Mutual Fund”

“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(z)“NYSE”

“NYSE” shall mean the New York Stock Exchange.

(aa)“Participant”

“Participant” shall mean, with respect to the Plan, any employee, former employee, or alternate payee with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee, former employee, or alternate payee until such account has been fully distributed and/or forfeited.

(ab)“Participant Recordkeeping Reconciliation Period”

“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(ac)“Participation Agreement”

“Participation Agreement” shall mean the participation agreement for the Group Trust.

(ad)“Personal Data”
“Personal Data” means an individual’s first and last name when coupled with other personal data, including compensation, benefits, tax, marital/family status and other similar information about Participants, that Fidelity may receive in performing Services.

(ae)“Personalized Planning & Advice”

Personalized Planning & Advice means Fidelity® Personalized Planning & Advice at Work, an investment management service provided by Fidelity Personal and Workplace Advisors LLC (“FPWA”) and Strategic Advisers LLC (“Strategic Advisers”), each affiliates of Fidelity, and registered investment advisers, in accordance with the Investment Management Agreement, to eligible Participants who elect Personalized Planning & Advice.

(af)“PIN”

“PIN” shall mean personal identification number.

(ag)“Plan”

“Plan” shall mean the Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan.

(ah)"Plan Administration Manual"

"Plan Administration Manual" shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.
(ai)"Plan Sponsor Webstation"

"Plan Sponsor Webstation" shall mean the graphical windows-based application that provides current Plan and Participant information including indicative data, account balances, activity and history.

(aj)"Reporting Date"

"Reporting Date" shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof or the date as of which this Agreement terminates pursuant to Section 11 hereof.

(ak)"SEC"

"SEC" shall mean the Securities and Exchange Commission.

(al)"Sponsor"

"Sponsor" shall mean Zions Bancorporation, N.A., a Utah corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(ii) "Sponsor Stock"

"Sponsor Stock" shall mean the common stock of the Sponsor, or such other publicly traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor's affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

(am)"Stock Fund"

"Stock Fund" shall mean the investment option consisting of Sponsor Stock.

(an)“Strategic Advisers”

“Strategic Advisers” means Strategic Advisers, LLC, an affiliate of Fidelity, and a registered investment adviser, or its successors or assigns.

(ao)"Trust"

"Trust" shall mean the “Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan Trust,” being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(ap)“Trustee”

“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

(aq)“VRS”

“VRS” shall mean Voice Response System.

Section 2.    Trust.

The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of money and other property acceptable to the Trustee in its sole discretion, as contributed by the Sponsor and transferred from a previous trustee under the Plan, such additional sums of money and other property acceptable to the Trustee in its sole discretion, as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement. The Trustee acknowledges its status as a directed trustee within the meaning of ERISA section 403(a)(l) and acknowledges its fiduciary responsibilities as a directed trustee.

Section 3.    Exclusive Benefit and Reversion of Sponsor Contributions.

Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration. No assets of the Plan shall revert to the Sponsor, except as specifically permitted by the terms of the Plan.

Section 4.    Disbursements.

The Trustee shall make disbursements as directed by the Participant or the Administrator, as applicable, in accordance with the provisions of the Plan and the Plan Administration Manual. Except as required by applicable law, the Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement.

Section 5.    Investment of Trust.

i.Selection of Investment Options or Personalized Planning & Advice

The Trustee shall have no responsibility for the selection of investment options under the Trust or the decision to offer Personalized Planning & Advice and shall not render investment advice to any person in connection with the selection of such options or service. The parties acknowledge that the Named Fiduciary is capable of evaluating investment risks independently. The Named Fiduciary affirms that at all times all decisions concerning the plan's investment line-up or its investment strategies, including, but not limited to, evaluations of information provided by Trustee or its affiliates, shall be made by exercising independent judgment.

ii.Available Investments or Investment Options.

The Named Fiduciary shall direct the Trustee as to the investments or investment options in which the Trust shall be invested during the Participant Recordkeeping Reconciliation Period and the investment options in which Participants may invest following the Participant Recordkeeping Reconciliation Period.
The Named Fiduciary shall direct Fidelity as to the investment options in which the Plan’s assets are to be invested as reflected on Schedule C.

The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

The investment options initially selected by the Named Fiduciary are identified on Schedule "C" attached hereto. Upon transfer to the Trust, Plan assets will be invested in the investment option(s) as directed by the Sponsor. The Named Fiduciary may add additional investment options with the consent of the Trustee to reflect administrative considerations, including but not limited to platform incapability, and upon mutual amendment of this Agreement, and the Schedules thereto, to reflect such additions.

iii.Participant Direction.

As authorized under the Plan, each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts or shall direct the Trustee to invest such Participant's individual accounts among the Plan's available investment options in accordance with investment directions provided by Strategic Advisers under Personalized Planning & Advice. In the event the Participant elects to participate in Personalized Planning & Advice, he or she may not exercise investment direction over his or her Plan account (except for assets held in Sponsor Stock) until his or her participation in such Personalized Planning & Advice has terminated. Investment directions may be made by Participants by use of the telephone exchange system, the internet, or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee. Participant direction to participate in Personalized Planning & Advice (or to cease such participation) shall be made by use of the telephone exchange system, or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee. Any direction from Participants contemplated by this paragraph shall be made in accordance with the fund exchange provisions set forth in the Plan Administration Manual. The Trustee shall not be liable for any loss or expense that arises from a Participant's exercise or non-exercise of rights under this Section 5 over the assets in the Participant's accounts. In the event that the Trustee fails to receive a proper direction from the Participant, the assets shall be invested in the investment option set forth for such purpose on Schedule C, until the Trustee receives a proper direction.

iv.Mutual Funds.

In lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund and Non-Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund (or notional investment option), the Named Fiduciary hereby consents to receiving such documents electronically. Named Fiduciary shall notify Fidelity upon becoming aware that it cannot access such prospectuses as described below after receiving notice from Fidelity that a current version is available online at a website maintained by Fidelity or its affiliate. Named Fiduciary acknowledges that on the Effective Date of this Agreement, all Mutual Fund prospectuses are available in the Mutual Fund detail in the Plan’s Investment Performance and Research section on Fidelity NetBenefits, and Fidelity Fund prospectuses are additionally available at https://fundresearch.fidelity.com/prospectus/funds-workplace or a successor website. Named Fiduciary represents that by the Effective Date, it has accessed each such prospectus in the manner described above. In the event a prospectus for a Plan investment option (or notional investment option) cannot be accessed, the Named Fiduciary will contact Fidelity to receive the prospectus.

The Named Fiduciary acknowledges and agrees that neither Fidelity nor an Affiliate are responsible for the content of any shareholder materials and other communications including but not limited to Non-Fidelity Mutual Fund Prospectuses, Summary Prospectuses or supplement thereto, annual report, proxy statement or item of advertising or marketing material that are prepared by the Non-Fidelity Mutual Fund, its advisor or an affiliate. Plan, trust, and notional investments in Mutual Funds shall be subject to the following limitations: Execution of Purchases and Sales
If Trustee will trade any of the Mutual Funds on behalf of a Plan or trust, the following provisions shall also apply. Trustee shall execute the purchase and sale of Mutual Fund shares (other than for exchanges) if such purchase(s) and sale(s) are based on a proper Direction. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which Trustee receives from the Administrator in Good Order all information, documentation and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Mutual Funds will be processed in accordance with the fund exchange provisions set forth in the PAM with respect to such Plan.
Voting
During a Participant Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct Trustee as to the manner in which Trustee is to vote the shares of the Mutual Funds in the Plan’s trust/custodial account, including Mutual Fund shares held in any short-term investment fund for liquidity reserve. Following a Participant Recordkeeping Reconciliation Period, the Named Fiduciary shall continue to have the right to direct Trustee as to the manner in which Trustee is to vote any Mutual Fund shares held in a short-term investment fund for liquidity reserve. Trustee shall not vote any such Mutual Fund shares for which it has not received timely directions from the Named Fiduciary.
At all times other than during a Participant Recordkeeping Reconciliation Period, the following shall apply. Trustee shall have no further duty to solicit directions from Participants or the Named Fiduciary, other than as described below. Upon request, Trustee will provide Participant-level information to the Named Fiduciary, if available.
With respect to any Plan(s) listed on List of Plans Schedule as “Pass Through to Participants,” the following shall occur:
At the time of mailing of notice of each annual or special shareholders’ meeting of any Mutual Fund, Fidelity shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of such Mutual Fund credited to the Participant’s Accounts, together with a voting direction form for return to Fidelity or its designee. Where any issuer of such mutual funds determines that it will deliver proxy information and/or any other fund information other than by providing a full set of written materials but in a manner consistent with other permissible distribution approaches as outlined under applicable SEC rules and in accordance with applicable law, Fidelity may use the alternative delivery methods. The Participant shall have the right to vote such shares credited to the Participant’s Accounts (both vested and unvested) with respect to any qualified plan. Fidelity shall not vote any such Mutual Fund shares for which it has not received timely directions from Participants.
v.Sponsor Stock.

Trust investments in Sponsor Stock shall be made via the Stock Fund. Dividends received on shares of Sponsor Stock shall be: (A) paid to Participants in cash; or (B) reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts, for those Participants who have elected to have dividends reinvested.
In the absence of valid Participant direction to the contrary, the Named Fiduciary directs the Trustee to retain the dividend in the Stock Fund and use any dividend to allocate additional shares of such fund to the accounts of affected Participants. The Trustee shall pay out or reinvest the dividend in accordance with Schedule "E", attached to.

a.Acquisition Limit.

Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

b. Fiduciary Duty.

(A)The Named Fiduciary shall continually monitor the suitability of the Trust acquiring and holding Sponsor Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty unless or would be contrary to the terms of this Agreement.

(B)Each Participant with an interest in Sponsor Stock (or, in the event of the Participant’s death, his beneficiary) is, for purposes of this Section, hereby designated as a "named fiduciary" (within the meaning of section 403(a)(1) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account but not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender such shares.

c. Purchases and Sales of Sponsor Stock for Batch Activity.

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Sponsor Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis ("batch activity").

(A)Open Market Purchases and Sales. Purchases and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee's standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:

(1)If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(2)If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day. In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Named Fiduciary to deviate from the above purchase and sale procedures.

(B)Purchase and Sales from or to Sponsor. If directed by the Named Fiduciary in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust.

d. Purchases and Sales of Sponsor Stock for Participant Initiated Exchanges ("Real Time" Trading).

Unless otherwise directed by the Named Fiduciary in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for Participant-initiated exchanges.

(A)Purchases and Sales of Sponsor Stock. Purchases and sales of Sponsor Stock associated with individual Participant-initiated exchanges into or out of the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee's procedures for "Real Time” Trading." The Named Fiduciary may instruct the Trustee to limit the order types available to Participants.

(1)Automated Order Entry. Sponsor Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 14 of this Agreement.

(2)Limitations on Trades: Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Sponsor Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested to be traded pursuant to the Participant initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.

(B)Reserve Requirements for Exchanges Into Stock Fund and Corrective Sales. The Participant’s ability to initiate exchanges into the Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time (or such higher reserve requirements as may be established by the Named Fiduciary in written direction to the Trustee). Requests to exchange into the Sponsor Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Sponsor Stock is executed, and the Participant does not have sufficient assets in the designated investment option to fund the trade, the Trustee will liquidate investment options (including those held in other sources eligible for liquidation) in the affected Participant’s account pro rata. In the event that the Participant does not have sufficient assets in any other investment option, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the Participant’s account.

(C)Fractional Shares. Participants will be entitled to exchange out fractional shares in the Stock Fund only in connection with a request to exchange out the entire balance of their Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

e. Use of an Affiliated Broker.

For all purchases and sales of Sponsor Stock on the open market, whether Participant initiated or otherwise, the Named Fiduciary hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:

(A)Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.

(B)The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.

(C)The Named Fiduciary acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan or its Participants, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of his or her individual account balance in the Sponsor Stock Fund subject to Participant direction.

f. Securities Law Reports.

The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

g. Voting and Tender Offers.

Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

(A)Voting.

(1)When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the Participant's accounts.

(2)Each Participant with an interest in the Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant. Sponsor and Administrator direct Trustee to vote shares of Sponsor Stock that reflect a Participant’s interest in the Stock Fund for which Trustee has received no directions from the Participant in the same proportion on each issue as it votes those shares that reflect all Participants’ interests in the Stock Fund (in the aggregate) for which it received voting instructions from Participants.

(3)Except as otherwise required by law, the Trustee shall vote that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

(B)Tender Offers.

(1)Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the Participants account (both vested and unvested).

(2)Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the Participant's accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a Participant's accounts for which it has received no directions from the Participant.

(3)Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to Participants' accounts for which it received instructions from Participants.

(4)A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock credited to the Participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(vii)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to Participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(5)A direction by a Participant to the Trustee to tender shares of Sponsor Stock credited to the Participant's accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

h. General.

With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, the Trustee shall follow the procedures set forth in subsection (A), above.

i. Conversion.

All provisions in this Section shall also apply to any securities received as a result of a conversion of Sponsor Stock.

j. Nasdaq Subscriber Agreement.

The Sponsor represents that it has returned a properly executed "Nasdaq Subscriber Agreement" to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a "Real-time" basis, through devices controlled by the Trustee or its affiliates.
vi.Participant Loans.

Loans shall be processed and administered in accordance with the Plan Administration Manual. The Administrator shall act as the Trustee's agent with regard to Loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets; and (ii) collect and remit all principal and interest payments to the Trustee. To the extent that the Participant is required to submit loan documentation to the Administrator for approval prior to the issuance of a loan, the Administrator shall also be responsible for (i) holding physical custody of and keeping safe the notes and other loan documents; and (ii) canceling and surrendering the notes and other loan documentation when a loan has been paid in full.

To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check (including the promissory note) made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the proceeds check (including the promissory note) and the Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original.

vii.Stable Value Investments.

Stable value investments in the Trust shall be subject to the following limitations:

a.Collective Investment Funds Managed by the Trustee.

To the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio II of the Group Trust, the Sponsor hereby (A) acknowledges that it has received from the Trustee a copy of the Group Trust, the Participation Agreement and the Declaration of Separate Fund for the Managed Income Portfolio II, and (B) adopts the terms of the Group Trust, the Participation Agreement and the Declaration of Separate Fund as part of this Agreement.

viii.Trustee Powers.

The Trustee shall have the following powers and authority:

A.Subject to paragraphs (ii) and (iii) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
B.To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.
C.To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.
D.To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.
E.To the extent a unitized option is included in the Plan, to borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee's line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing this Agreement if applicable.
F.To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.
G.To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.
H.To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.
I.To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

ix. Collective Investment Trust

With respect to any Plan that has included in its Plan investments a non-Fidelity Collective Investment Trust, all transactions involving such non-Fidelity Collective Investment Trust shall be done in accordance with a separate services agreement between Fidelity and the applicable fund provider.

Section 6.    Recordkeeping and Administrative Services to Be Performed.

i.General

The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

ii.Accounts.

The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. The Administrator shall use all reasonable efforts to bring to the Trustee's attention, as soon as possible, any concerns or objections it may have relating to the accounts. Notwithstanding the previous sentence, and except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account or from the filing of the Form 5500, the Trustee shall have no liability or further accountability to the Administrator with respect to the propriety of its acts or transactions shown in such account (or any Participant-level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

iii.Inspection and Audit.

The Trustee will provide to auditors (including third-party auditors and Sponsor’s internal audit staff) as Administrator may designate in writing, access to any Trustee owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by the Administrator or Sponsor) maintained by the Trustee with respect to the services solely for the purpose of examining (i) transactional books and records maintained by the Trustee in order to provide the services, (ii) documentation of service level performance, and (iii) invoices to the Sponsor. Any such audits will be conducted at the Sponsor’s expense. The Sponsor and its auditors will first look to the most recent Service Organization Control I Report Type II (“Type II SOC”), formerly referred to as a Service Auditor’s Report or SAS 70 Report, before conducting further audits. Type II SOC reports will be issued by the Trustee or its affiliate’s independent public accounting firm in accordance with Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), Reporting on Controls at a Service Organization, or superseding standards set forth by the American Institute of Certified Public Accountants. Excepting audit requests from governmental or regulatory agencies, if a matter is not covered in such Type II SOC, then the Sponsor will provide the Trustee not less than ninety (90) days prior written notice of an audit and will provide a proposed detailed scope and timeframe of the audit requested by the Sponsor to the Trustee in writing at least sixty (60) days prior to date of the audit. The Sponsor and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to the Trustee’s operations. Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements. Any audit assistance provided by the Trustee in excess of thirty-five audit hours per annum shall be provided on a fee-for-service basis. The Sponsor will reimburse the Trustee for any out-of-pocket expenses incurred by the Trustee in connection with an audit conducted pursuant to this section. The Sponsor and its auditors will not be entitled to review or audit (i) data or information of other customers or clients of the Trustee, (ii) any of Trustee’s proprietary data, or (iii) any other Confidential Information of the Trustee that is not relevant for the purposes of the audit. The Sponsor and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to Trustee’s facilities and personnel. Reviews of processes, controls, and support documentation will be facilitated with appropriate Trustee’s personnel. The Trustee will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of the Sponsor or its auditors as reasonably necessary. To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services. The Sponsor will not use any competitors of the Trustee (or any significant subcontractor of Trustee under this Agreement) to conduct such audits. The auditors and other representatives of the Sponsor will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as the Trustee may reasonably request in connection with such audits.

iv.Notice of Plan Amendment.

The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for it to perform the recordkeeping and administrative services set forth herein, and such other information as the Trustee may reasonably request.

v.Returns, Reports and Information.

Except as set forth on Schedule "A", the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee or the Administrator, as applicable.
Section 7.    Compensation and Expenses.

Administrator shall cause the Plan to pay or the Sponsor shall itself pay to Trustee, within thirty (30) days of receipt of the Trustee's bill, the fees for services in accordance with Schedule B. Fees for services are specifically outlined in Schedule B and are based on all of the assumptions identified therein. The Trustee shall maintain its fees for five years beginning October 1, 2024; provided, however, in the event the Plan characteristics referenced in the assumptions outlined in Schedule B change significantly by either falling below or exceeding current or projected levels, such fees may be subject to revision, upon mutual renegotiation. To reflect increased operating costs, Trustee may once each calendar year, but not prior to October 1, 2029, amend Schedule B without the Sponsor's consent upon one hundred eighty (180) days prior notice to the Sponsor.

Any overcharge by the Trustee, or underpayment of fees or expenses that is the result of a good-faith fee dispute, shall bear interest until paid by the appropriate party with such interest determined by calculating the average of the prime rates reported in the Wall Street Journal from the date of overpayment or underpayment until such corrective payment is made by the appropriate party. Any underpayment of fees or expenses by the Sponsor that is not the subject of a good-faith fee dispute shall bear interest until paid at the rate of the lesser of (i) 1½% per month, or (ii) the maximum amount permitted by law.

Section 8.    Directions and Indemnification.

i.Identity of Administrator and Named Fiduciary.

The Trustee shall be fully protected in relying on the fact that the Administrator under the Plan are the individuals or entities named as such above, or such other individuals or persons as the Sponsor may notify the Trustee in writing.

ii.Directions from Administrator.

Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Administrator, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. The Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Administrator.

For purposes of this Section, such direction may also be made via EDT, facsimile or such other secure electronic means in accordance with procedures agreed to by the Administrator and the Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

iii.Directions from Named Fiduciary.

Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction if the direction is contained in a writing provided by any individual whose name has been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement, the Plan, or section 403(a)(l) of ERISA. Except as per section 403(a)(1) of ERISA, the Trustee may rely without further duty of inquiry on the authority of any such individual to provide direction to the Trustee on behalf of the Named Fiduciary.

For purposes of this Section, such direction may also be made via EDT, facsimile, or such other secure electronic means in accordance with procedures agreed to by the Named Fiduciary and the

Trustee and, in any such case, the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

iv.Co-Fiduciary Liability.

In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

v.Indemnification.

The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, Losses, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee's negligence, bad faith, or material breach.

The Trustee shall also indemnify the Administrator, Named Fiduciary, and Sponsor against, and hold such parties harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against such parties by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence, bad faith, or material breach.

The Trustee shall also indemnify the Administrator, Named Fiduciary, and Sponsor against and hold such parties harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against such parties solely as a result of (i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Portfolio Review, except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the Participant, such parties or third parties; or (ii) any prohibited transactions resulting from the provision of Portfolio Review by the Trustee.

For purpose of this Section 8(e), any reference to the Administrator, Named Fiduciary, Sponsor and the Trustee shall be deemed to include their respective directors, employees, officers, agents, attorneys, affiliates, subsidiaries, subcontractors, carriers and vendors.

vi.Survival.

The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9.    Resignation or Removal of Trustee and Termination.

i.Resignation and Removal.

The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

ii.Termination.

This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e., a "partial conversion") at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

iii.Notice Period.

In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least one-hundred and eighty (180) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

iv.Transition Assistance.

In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist the Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to the Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to the Sponsor, or to any person designated by the Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee's format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

v.Failure to Appoint Successor.

If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 10.    Successor Trustee.

i.Appointment.

If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

ii.Acceptance.

As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

iii.Corporate Action.

Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11.    Resignation, Removal, and Termination Notices.

All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Corporate Benefits Director, One South Main Street, Suite 600, Salt Lake City, Utah, 84111, and to the Trustee c/o Fidelity Workplace Services LLC, WI Contracts, 245 Summer Street, V7B, Boston, Massachusetts 02210, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.    Duration.

This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13.    Amendment or Modification.

This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor.

Section 14.    Electronic Services.

i.The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the

Administrator in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Administrator, it shall be the responsibility of the Administrator to keep the Trustee informed as to which of the Administrator personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

ii.Without limiting the responsibilities of the Trustee or the rights of the Administrator or Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Administrator without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services, provided, however, the Trustee shall defend, indemnify and hold the Administrator and Sponsor harmless from any claims brought by third parties based upon infringement of any patent, copyright, trademark, trade secret or other proprietary right in connection with the Electronic Services furnished under the Agreement. The Administrator or Sponsor shall promptly notify the Trustee in writing of any such claim. The Administrator and Sponsor shall give reasonable assistance to the Trustee in defense of any claim, at the Trustee's expense. The Trustee shall have sole control of the defense of any such claim. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Administrator and Sponsor agree to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.

iii.The Administrator and Sponsor acknowledge that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Administrator and Sponsor agree that none of the Administrator, Sponsor or, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Administrator and Sponsor. To the extent that a PIN is necessary for access to the Electronic Services, the Administrator, Sponsor, and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.

iv.The Trustee will provide to Participants the FullView® service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Administrator and Sponsor acknowledge that Participants who elect to use FullView® must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullView® or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Administrator and Sponsor agree that the information accumulated through FullView® shall not be made available to the Administrator and Sponsor, provided, however, that the Trustee shall provide to the Administrator and Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

v.The Trustee will use best efforts to maintain security and confidentiality of all data retained on electronic systems.

Section 15.    Assignment.

This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party's sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 16.    Force Majeure.

No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 17.    Confidentiality.

Each Party shall maintain the confidentiality of the other Party’s Confidential Information with at least the same degree of care it uses to safeguard its own information (or information of its customers) of a similar nature and with no less than reasonable care. Each Party may use and disclose the other Party’s Confidential Information to its employees, Affiliates, permissible assigns, subcontractors, advisors, and agents to the extent reasonably necessary to perform its obligations, or maintain or improve services, or enforce its rights under this Agreement; provided, the disclosing Party shall ensure that such parties are bound by confidentiality provisions substantially similar to those in this Agreement. Each Party will be responsible for any improper disclosure of Confidential Information by itself or its such parties. A Party is not obligated to disclose its Confidential Information to the other Party, provided Fidelity will be excused from performance to the extent Client withholds necessary information. Neither Party will sell or lease the other Party’s Confidential Information.

A Party may disclose the other Party’s Confidential Information as required to respond to any valid subpoena, court order, litigation, or regulatory request, or satisfy any legal requirement, provided, to the extent not legally prohibited, such Party advises the other Party prior to disclosure so the other Party may act as it considers appropriate. Fidelity may respond to routine subpoenas or court orders commonly received in its role as recordkeeper (e.g., domestic relations orders) without providing notice.

Notwithstanding the foregoing, Trustee may use Sponsor's name with Sponsor's prior consent in a general list of its customers, including any such list compiled for Fidelity Investment's annual report to shareholders, with Sponsor's prior consent.

Section 18.    General.

i.Performance by Trustee, its Agents or Affiliates.

The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents, subcontractors, or affiliates, including but not limited to FIIOC, FBSLLC, or the successor to any of them, and that certain of such services may be provided pursuant to one or more separate contractual agreements or relationships. To the extent that services are provided by any of its agents, subcontractors, or affiliates, Trustee shall remain responsible for the performance of such services to the same extent as if it had performed such service itself.

ii.Entire Agreement.

This Agreement, together with the Schedules referenced herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, written or oral, made by the parties with respect to the services.

iii.Waiver.

No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or any subsequent failure or refusal to comply with any other obligation hereunder.

iv.Successors and Assigns.

The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

v.Partial Invalidity.

If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

vi.Section Headings.

The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

vii.Communications.

a.Content

The Administrator Sponsor shall provide all information requested by the Trustee to help it prepare Participant communications necessary to allow the Trustee to meet its obligations under this Agreement. The Administrator represents that Participant communications prepared by the Administrator will include any information required by applicable regulations to afford Plan fiduciaries protection under ERISA §404(c). The Trustee shall have no responsibility or liability for any Losses resulting from the use of information provided by or from communications prepared by the Sponsor.

b.Delivery

In the event that the Administrator retains any responsibility for delivering Participant communications to some or all Participants and beneficiaries, the Administrator agrees to furnish the communications to such Participants in a timely manner as determined under applicable law (including ERISA §404(c) and the Sarbanes-Oxley Act requirements for "blackout" notices). The Administrator also represents that such communications will be delivered to such Participants and beneficiaries in a manner permitted by applicable law, including electronic delivery that is consistent with applicable regulations regarding electronic transmission (for example, DOL Regulation §2520.104b-1 ). The Trustee and its affiliates shall have no responsibility or liability for any Losses resulting from the failure of the Sponsor to furnish any such communications in a manner which is timely and consistent with applicable law.

The provisions of this Agreement shall apply to all information provided and all Participant communications prepared and delivered by the Administrator or the Trustee during the implementation period prior to the execution date of this Agreement and throughout the term set forth in this Agreement.
c.Survival.

Trustee’s and Sponsor's respective obligations under this Agreement, which by their nature would continue beyond the termination of this Agreement, including but not limited to those contained in Sections 6(c), 8(e), 17, and 19, shall survive any termination of the Agreement.

d.Merger.

The Trustee possesses the specific authority to, at the direction of the Named Fiduciary, execute any instrument necessary to effect Plan asset transfers with trustees of other trusts exempt from tax under

Code §501(a) and which are part of retirement plans described in Code §401(a) whether or not sponsored by the Sponsor and to accept the direct transfer of Plan assets, or to transfer Plan assets, as a party to any such agreement, provided that the Trustee shall not be obligated to receive any direct transfer unless prior thereto or coincident therewith, as the Trustee may specify to the Named Fiduciary in writing, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require.

This Trust may be merged or consolidated with, or its assets or liabilities may be transferred to, any other trust only if the benefits which would be received by each Participant in the Plan, in the event of a termination of the Plan immediately after such merger, consolidation or transfer, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the merger, consolidation or transfer.
The Trustee may accept a direct transfer of assets on behalf of an individual Participant only if first authorized by the Administrator. In the event of a direct transfer the Trustee shall hold, administer and distribute transferred assets as a part of the Trust Fund for the benefit of the Participant on whose behalf the Trustee has accepted the transfer in a manner sufficient to reflect the value of the transferred assets.
viii.Advice Services

With respect to any Plan designated as a defined contribution plan and that is subject to Title I of ERISA, if Fidelity provides to Participants or Plan beneficiaries Services that constitute fiduciary investment advice that is subject to ERISA § 3(21), Fidelity will:

a.to the extent Fidelity provides advice to Participants or Plan beneficiaries regarding investment of their account, only recommend products and/or services from investment options available under the Plan recordkept by Fidelity as outlined in disclosures provided to Participants from time to time and made available to Client; and
b.to the extent it provides advice regarding plan distributions, only recommend the following: retaining balance in the Plan, roll over to another eligible plan recordkept by Fidelity, and/ or rollover to a Fidelity Individual Retirement Account; and
c.only provide point-in-time recommendations and investment assistance and has no obligation to monitor any such recommendation to determine whether it is followed by such Participant or Plan beneficiary or should change over time, and will provide each Participant or Plan beneficiary with information on how to contact Fidelity to obtain updated or new recommendations; and
d.to the extent necessary to avoid a non-exempt prohibited transaction under ERISA and/or the Internal Revenue Code, rely on one or more exemptions that may apply to its provision of investment advice, potentially including the following - i) the Pension Protection Act computer model and/or level fee exemptions under Section 408(b)(14) and 408(g) of ERISA and Labor Regs. Section 2550.408g-1; ii) Prohibited Transaction Class Exemption 2020-02, Improving Investment Advice for Workers & Retirees; and iii) other exemptions that exist under applicable law, now or in the future. The advice arrangements subject to §§ 408(b)(14) and 408(g) of ERISA and Labor regulations § 2550.408g-1 will be audited annually by an independent auditor for compliance with the requirements of the statutory exemption and related regulations. A copy of the auditor’s findings will be made available within 60 days following completion of the audit. Client agrees that Fidelity may provide advice to Participants pursuant to these exemptions.

Furthermore, with respect to any Plan designated as a defined contribution plan that is not subject to Title I of ERISA, Fidelity may make education and guidance Services available to Plan Participants that may include investment advice (as defined under the Investment Advisers Act or other applicable law) and cause Fidelity to be considered a fiduciary with respect to such Services. If any such Plan is not subject to ERISA because it is excluded from coverage under Title I of ERISA by virtue of the Department of Labor's regulation at 29 C.F.R 2510.3-2(f), the Client will not be considered by Fidelity to be arranging for or endorsing any advice, or establishing or maintaining a retirement plan.

Section 19. Use of Data.

In order to fulfill its obligations under this Agreement, the Trustee may receive Personal Data. With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees.

Notwithstanding the foregoing, the Administrator may monitor the Trustee's interactions with Participants and the Administrator authorizes the Trustee to permit third-party prospects of the Trustee to monitor Participants' interactions for the purpose of evaluating Trustee's services.

i.Data Security. Trustee will follow the information security practices detailed in the Information Security Program (as may be updated by Trustee from time to time), made available to Sponsor through PSW® or other electronic means and the attached Schedule I - Information Security Schedule.

ii.Restrictions on Use of Personal Data. Trustee’s privacy information management system governing the privacy of Personal Data in support of the DC service line is aligned and certified to the ISO 27701 framework. To provide assurances about its privacy governance framework, Trustee will make available its current ISO 27701 certification. Trustee will treat Personal Data in accordance with its Privacy Policy and the Consumer Privacy Rights Addendum (as may be updated by Trustee from time to time), made available to the Administrator through PSW® or other electronic means. Trustee will only use Personal Data as the Administrator authorizes, including as provided under this Agreement, or in response to a Participant’s expression of a need or interest in a Fidelity product or service, or as the Participant otherwise permits.

iii.Data Conditions. Sponsor represents that all data and documentation, including employee data and/or participant data (the “Data”) provided to Trustee to be used in performing the services under this Agreement shall be provided in a timely manner, in good condition, correct, complete and submitted in accordance with Trustee’s specifications (such specifications to be provided to the Sponsor by the Trustee from time to time) and guidelines, including the Reference Guidelines developed by the Trustee with respect to Content to be posted on NetBenefits. Trustee shall be entitled to rely on the accuracy and completeness of such data and shall have (i) no liability for inaccuracies in Data originating from Sponsor, the Sponsor participants or Sponsor’s third party service providers, (ii) no duty to verify such information except where the data is clearly erroneous on its face, and (iii) no responsibility for Content posted on NetBenefits. If any data is not submitted in accordance with these requirements, or if Trustee detects errors or omissions in the data submitted, Trustee shall promptly notify Sponsor and return such data to Sponsor for correction and modification unless (i) Sponsor and Trustee agree, in writing, that Trustee is to make corrections or modifications to the data for an additional fee, or (ii) the Sponsor will provide prompt direction as necessary to correct any errors or omissions in the Data. The Trustee may remove, edit or modify Content that does not comply with the Reference Guidelines. For purposes of these requirements and except to the extent such treatment would be inconsistent with applicable law, Trustee may treat scanned electronic copies of paper records as the official records.

iv.Customer Protection. Trustee maintains controls (e.g., two factor authentication and real-time security alerts) designed to protect Participants against risks of identity theft and fraud. To decrease such risks, Trustee requires Participant contact information (such as address, email, and mobile phone number). Sponsor authorizes Trustee to collect such information from Participants at registration or periodically thereafter and shall timely provide Trustee such information on request, as Trustee may be unable to administer such controls without such information. If either Party becomes aware of security concerns regarding a Participant’s account, Sponsor will reasonably assist Trustee in the investigation.

Section 20.    Governing Law.

i.Massachusetts Law Controls.

This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

ii.Trust Agreement Controls.

The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the trust provisions of this Agreement, the trust provisions of this Agreement shall control.

Section 21.    Plan Qualification.

The Plan is intended to be qualified under section 401(a) of the Code and the Trust established hereunder is intended to be tax-exempt under section 501(a) of the Code. The Sponsor represents that to the extent Participants are able to instruct the investment of their account, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-

The Sponsor has the sole responsibility for ensuring the Plan's qualified status and full compliance with the applicable requirements of ERISA. The Sponsor hereby certifies that it has furnished to the Trustee a complete copy of the Plan and all amendments thereto in effect as of the date of this Agreement.

Section 22. Use of Omnibus Accounts.

Notwithstanding any other provisions of this Agreement, Sponsor understands, acknowledges and agrees that, (i) the Trustee utilizes omnibus accounts at unaffiliated banks to facilitate transactions for the defined contribution plans it services and commingles funds in transit to or from the Plan, including other funds similarly in transit to or from other plans and (ii) if markets permit, omnibus account balances may be invested in short-term investments with the aim of earning a rate approximating the Target Federal Funds Rate and/or money market rates (such earnings are referred to as “float earnings”); and (iii) the Trustee will use these earnings to pay bank fees associated with the above-referenced defined contribution plan transactions and make other required adjustments and will retain any float earnings that exceed such fees and adjustments as compensation for its services, except as otherwise set forth in Schedule B, Fee Schedule. The Trustee shall pay bank fees to the extent they exceed float earnings.

The amount of float earnings generated depends on market conditions, as well as on the length of time that funds are held in the omnibus accounts. The following time frames apply with respect to funds held in these accounts:

• If contributions and instructions to purchase investment options are received by the Trustee In Good Order before the close of trading, the Trustee executes transactions in the investment options as of that day’s closing price (the “transaction date” or “T”). Contributions are held in the omnibus account until the following business day (“T+1”) for the vast majority of investment options. For share accounted company stock transactions, contributions may be held in the omnibus account until T+3.
•Instructions to exchange investment options received by the Trustee In Good Order before the close of trading are processed in that day’s nightly cycle. For the vast majority of investment options, exchanges generate no overnight balances, as money is received from one investment option and conveyed to another investment option on the same business day. The limited exceptions to this would occur if investment options have different settlement rules and Fidelity Management Trust Company serves as trustee of the Plan, in which case balances attributable to the exchange may remain in an omnibus account for a few days.
•Instructions to make disbursements received In Good Order before the close of trading are processed in that day’s nightly cycle and reflected as debits from participant accounts as of that date (“T”). Proceeds attributable to the disbursement are received into the omnibus account based on the settlement period for the investment options, which in the substantial majority of investment options is T+1. After the deduction of tax withholding, if applicable, disbursements are typically made on T+2 or T+3 either through electronic funds transfers or by mailing a check. Disbursement proceeds distributed by check, net of any tax withholdings, remain in the omnibus account until the check is presented for payment.

Neither the Sponsor nor the Plan shall be liable for any diminution in the value of such overnight investments. Provided that the Sponsor has provided timely funding, neither the Sponsor nor the Plan shall be responsible for any failure to settle or clear from such omnibus accounts any proper or timely trade or disbursement if such failure results from a decrease in the value, or temporary inaccessibility of funds attributable to either the use of a specific bank or the overnight investment of balances from such accounts.

Section 23. Investment Management Communications.

Notwithstanding any provision of the Agreement to the contrary, the Administrator and Sponsor hereby authorize the Trustee and affiliates of the Trustee, throughout the term of this Agreement and any extensions thereto, to provide Participants with communications related to workplace and/or personal investment management products or services. The Trustee and affiliates of the Trustee may use for such purpose any information received hereunder or otherwise related to the Plan or Sponsor; all such information collected or used shall be treated in accordance with Fidelity Investments' privacy policy.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective parties. Each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION, N.A.    FIDELITY MANAGEMENT TRUST COMPANY

By: /s/ Michael Tonkin 09/16/2024      By: /s/ Juniper Frost 09/12/2024
Authorized Signatory            Date     FMTC Authorized Signatory Date

SCHEDULE “A” – Administrative Services
Administration

*Establishment and maintenance of Participant account and election percentages.
*Maintenance of the Plan investment options set forth on Schedule "C."
*Maintenance of the money classifications set forth in the Plan
*Administration Manual.
*The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided such addition or enhancement is made globally across the Trustee's client base and provided there is no impact on fees set forth in Schedule "B."

A)Participant Services

1.Participant service representatives are available each Business Day at the times set forth in the Plan Administration Manual via toll free telephone service for Participant inquiries and transactions.
2.Through the automated voice response system and on-line account access via the world wide web, Participants also have virtually 24-hour account inquiry and transaction capabilities.
3.For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.
4.The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee and will be provided as soon as administratively feasible or within such other timeline as may be agreed upon in writing between the Sponsor and Trustee:
•Process Participant enrollments, in accordance with the procedures set forth in the Plan Administration Manual.
•Provide Plan investment option information consisting of, but not limited, to prospectus and performance summaries.
•Provide and maintain information and explanations about Plan provisions.
•Respond to and provide requests for literature.
•Allow Participants to change their contribution election percentage(s) and establish/change catch-up contributions, if applicable. Provide updates via PSW, in mutually agree upon format, for the Sponsor to apply to its payrolls accordingly.
•Maintain and process changes to Participants' contribution allocations for all money sources.
•Process exchanges (transfers) between investment options on a daily basis, in accordance with the procedures set forth in the Plan Administration Manual.
•Process in-service withdrawals, hardship withdrawals, and full distributions, in accordance with the procedures set forth in the Plan Administration Manual.
•Consult with Participants on various loan scenarios and process loan requests (including loans for the purchase of a primary residence, if applicable), in accordance with procedures set forth in the Plan Administration Manual.

B)Plan Accounting

1.Process consolidated payroll contributions according to the Sponsor's payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee via EDT, PSW, or as otherwise agreed upon in writing. If there is a change in data format, the Trustee will provide reasonably advanced notification to Sponsor.

2.Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.
3.Provide daily Plan and Participant level accounting for all Plan investment options.
4.Provide daily Plan and Participant level accounting for all money classifications for the Plan.
5.Audit and reconcile the Plan and Participant accounts daily.
6.Reconcile and process Participant withdrawal requests and distributions, in accordance with the procedures set forth in the Plan Administration Manual. All requests are paid based on the current market values of Participants' accounts, not advanced or estimated values. A distribution report will accompany each check.
7.Track individual Participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of Participant loans.
8.Maintain and process changes to Participants' deferral percentage and prospective and existing investment mix elections.

C)Participant Reporting

1.Provide confirmation to Participants of all Participant initiated transactions either online or via the mail, as selected by the Participant. Online confirms are generated upon submission of a transaction and mail confirms are available by mail within three to five calendar days of the transaction.
2.Provide Participant statements in accordance with the procedures set forth in the Plan Administration Manual.
3.Timely provide Participants with required Code Section 402(f) notification for distributions from the Plan. This notice advises Participants of the tax consequences of their Plan distributions.
4.Provide Participants with required Code Section 41 l(a)(11) notification for distributions from the Plan. This notice advises Participants of the normal and optional forms of payment of their Plan distributions.

D)Plan Reporting

1.Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than ten (10) calendar days after the end of each month in the absence of unusual circumstances.

E)Government Reporting

1.Process year-end tax reports for Participants - Forms 1099-R, as well as preparation of Form 5500 in accordance with the guidelines set forth on Schedule "F".

F)Communication & Education Services

1.    Design, produce and distribute a customized comprehensive communications program for employees. The     program may include multimedia informational materials, investment education and planning materials,     access to Fidelity's homepage on the internet and STAGES magazine. Additional fees for such services may     apply as mutually agreed upon between Sponsor and Trustee.
2.    Provide Portfolio Review, an internet-based educational service for Participants that generates target     asset allocations and model portfolios customized to investment     options in the Plan based upon methodology     provided by Strategic Advisers, Inc., an affiliate of the Trustee.

G)Other

1.Non-Discrimination Testing: Perform non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such guidelines.
2.Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows based application that provides current plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.
3.Change of Address by Telephone: The Trustee shall allow Participants as directed by the Sponsor and documented in the Plan Administration Manual, to make address changes via Fidelity's toll-free telephone service.
4.Roll In Processing. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan's written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual.
Requests that do not meet the specified criteria will be returned to the Participant with further explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the Participant.
5.Minimum Required Distributions: Monitor and process minimum-required distribution ("MRD") amounts as follows: the Trustee shall notify the MRD Participant and, upon notification from the MRD Participant, shall use the MRD Participant's information to process their distribution. If the MRD Participant has terminated employment and does not respond to the Trustee's notification, the Sponsor hereby directs the Trustee to automatically begin the required distribution for the MRD Participant.
6.Qualified Domestic Relations Order Processing: The Trustee will provide Qualified Domestic Relations Order support by supplying interested parties with plan and benefit information, suspending payments upon notification that a domestic relations order has been submitted, and executing all administrative action required by that order after it has been qualified by the Administrator.
7.Annual Profit Sharing Calculation: Provide quarterly accrual and projected year-end calculations for the Plan pursuant to the Consulting Service Agreement between Zions Bancorporation, N.A. and Benefits Consulting of Fidelity Workplace Investment LLC, dating November 6, 2011.

SCHEDULE “B” – Fee Schedule

Core Fees	Annual Administration
This annual fee is prorated and billed quarterly. The annual fee applies to any record with a balance greater than zero ($0) in the plan at the end of the quarter.	$45 per participant

Transaction Fees	Fee	Per
Loan Initiation	$100	Loan Initiated
Loan Maintenance Fee	$0	Per Quarter
In-Service Non Hardship Withdrawals	$20	Check/EFT
Return of Excess Contributions/Deferrals	$25	Check/EFT
Mailing Documents/Checks via Overnight Service	$25	Item
Minimum Required Distributions	$25	Check/EFT

Ongoing Communication and Education	Fixed Dollar Model
Fidelity’s personalized, comprehensive employee experience program delivered directly to your participants via their preferred channel including print, e-mail, web, and phone:

1.Multi-Touch Enrollment
2.Onboarding Program
3.Needs-Based Workplace Campaigns
4.Needs-Based Life Stage Messaging Campaigns
5.Educational campaigns for retirees and job changers

Associated postage is included.
Included
Custom materials development (including graphic design, typesetting, writing, layout, video production and language translation)	Fee for Service
Print, Fulfillment and Distribution for custom communications	Fee for Service
Postage for Custom Communications	Pass Through

Ongoing Communication and Education	Fixed Dollar Model
Fidelity Participant Disclosure Service – 404a-5 Disclosure Program

•Develop and Distribute initial and annual notices at client direction to assist with compliance of 404a-5 upon effective date. Notice available via print or eDelivery (in accordance with DoL eDelivery rules)

•Develop and distribute custom notices related to changes in participant and/or transaction fees at client direction to assist with compliance of 404a-5 upon effective date. Notice available via print or e- delivery (in accordance with DOL e- delivery rules).
Development: Included Distribution: Included Development: Fee-for-Service Distribution: Pass Through
Employee Meetings Days On Site (up to 4 meetings per day) Note: Subject to the cancellation and minimum attendance policy.	3 days included with additional days available for $1,800 per day
Live Plan Specific Web Workshop Sessions Note: Subject to the minimum attendance policy.	3 sessions included with additional sessions available for $400 per session
Online, On Demand, Plan Specific pre-recorded webcasts	2 recordings included with additional recordings available for $900 per recording with unlimited viewings
Standard Universal Live and Recorded Web Workshops	Included
Educational content on-line including e-learning, Fidelity Viewpoints® - Workplace Edition Magazine online, educational articles and calculators, and plan level information	Included
One-on-one, On-site Meetings, including scheduled appointments on the same day as the on-site employee group meetings and scheduled appointments on separate days that are targeted to pre-retirees	Included

Retirement Transition Services helps employees age 50+ make the health and wealth decisions that are right for them so they can successfully transition into the next phase of life. Delivered through live guidance, online planning tools, and targeted education.
Included
Communications Effectiveness Scorecard	Included

Fidelity Management Trust Company (FMTC) Services
Core Trustee Services Assets Subject to Review and Approval	Included

Company Stock Administration
Real Time Stock Trading Administration	Waived
Company Stock Dividend Pass Through	$3 per EFT $6 per Check Reinvest is Included
Full Proxy Services Administration, Mailing, and Tabulation	Pass Through
Full File on Shareholders for External Proxy Services	Included

Company Stock Trading Commission	Fee	Per
Real Time Trading	$0.029	Per Buy/Sell Share
Stock Administration Services are not available to clients using a third-party Trustee. Fee quotes assume that all trades to be executed by Fidelity Capital Markets (“Capital Markets”), a division of National Financial Services LLC. The Real Time and Share Accounted products require the use of Capital Markets.

Please note: The SEC requires all firms to charge a Section 31 fee on all executed sell orders.

Recordkeeping of Externally Managed Investment Options

Assumes Fidelity receives a daily NAV net of management fees, in accordance with Fidelity’s operational requirements.

If Fidelity is required to calculate the NAV, please refer to FMTC Services Section.
	Included

Special Projects
Fulfilling a client-specific request that is not included in the services as documented in the assumptions herein, and any scope and/or service documents which Fidelity has provided or provided a response. Examples include:
•Plan and program changes
•Change in scope of existing services as documented in directions documents describing the services
•Client-specific processing requested as an alternative to Fidelity’s standard solution, including any additional resources to support said non-standard solution (e.g., change to data feeds, special offering windows, and procedural changes)
•Support of Corporate Actions. Examples include reorganization, layoff, mergers, acquisitions, and divestitures
•Custom communications development
$175/hour
Travel and related expenses for Special Projects	Pass Through

OPTIONAL SERVICES

QDRO Qualifications
Web review of one defined contribution order generated on the Fidelity QDRO website and not materially altered.	$300 each
Manual review of one defined contribution plan mentioned in an order that was not generated on the QDRO website or was generated on the website, but materially altered	$1,200 each
Manual review of a combination of any two or more defined contribution plans mentioned in an Order.	$1,800 each

Regulatory	Fixed Dollar Model
Form 5500 Reporting and Preparation Services	Included

SAR preparation	Included
SAR production, distribution and postage	Pass Through

Consulting Services
Annual Profit Sharing Calculation Fee	WAIVED

Nondiscrimination Testing: Safe Harbor Package included

Package Election	<1,000 parts	1,001 – 10,000 parts	10,001 – 25,000 parts	25,001 – 50,000 parts	>50,001 parts
Safe Harbor	Included	Included	Included	Included	Included

Fees are applied based upon the number of employees who are eligible to participate (regardless of whether they are actively contributing) in the Plan being tested at the time the plan signs up for service. It is a flat, recurring fee. If testing is required for more than one plan of an employer, a fee will be charged for each plan based on the number of employees eligible to participate in each additional plan.

Please note that if a plan is sponsored by unrelated Employers (Multiple Employer Plan) for whom separate testing is required, additional testing fees will apply based on the number of separate tests required.

In addition to the fees stated above, a fee of $100 per hour will be billed for the review of incorrect or incomplete data supplied by the Employer and to the correction or manipulation of plan data by Fidelity personnel. If the Plan Sponsor submits multiple data files, a $100 fee will be applied for each additional data file.

* Safe-harbor plan fees quoted above apply to plans that are exempt from all ADP and ACP testing. The Comprehensive or Basic Packages will apply to plans that are required to perform any ADP or ACP testing (example: ACP testing on employee after-tax contributions).

Note: If ADP and ACP testing is not required for your plan and you wish to only have 402(g) testing performed, the Safe Harbor Plan fees will apply.

The table below includes a description of each package type and the services provided with each.

Please note that 414(s) Compensation Testing, 401(a)(4) Benefits, Rights and Features Testing, 401(a)(4) General Testing, and 410(b) Average Benefits Testing may not be required for your plan. Please consult with your legal counsel to determine if such testing is necessary for your plan.

Type of Tests Included With Each Package
Package Type	ADP	ACP	*402(g)	415	Minimum Coverage	Top Heavy	Proj Test	QNEC Calc	* Gen Test	* BRF Test	Comp Test	* ABT Test
Safe Harbor Package			☒	☒	☒	☒

*Restrictions apply to the election(s) of these additional testing services.

•402(g) Testing – Testing & Reporting Services (TRS) will not complete a 402(g) test for off calendar plans.
•General Testing and Average Benefits Testing – all plans involved in the testing must be at Fidelity for TRS to perform.
•Benefits, Rights and Features Testing – TRS will only complete this test as it pertains to each rate of matching contribution contained within the terms of the plan(s) and the plan must also be signed up for Minimum Coverage Ratio Percentage Testing.
•Top Heavy Testing – TRS will not perform Top Heavy Testing for each unrelated employer.
•Safe Harbor plans – this service can only be elected if the plan does not have an After-Tax feature in the plan and does not have special eligibility provisions for the matching contribution. If they do, the plan will have to elect either the Comprehensive or Basic package.

QNEC Calculations will only be done at the Plan Sponsor’s request.

Plan Type and Name

	Plan Name	Plan Type
Defined Contribution	Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan	Qualified

Plan Information

Total
Total Participants	13,678
Plan Assets as of 04/30/2024	$1,721 m

General Proposal Assumptions

General
The following is not included in the per-participant or per-employee fees quoted, unless specifically stated. Fees for such work will be based on scope and complexity.

•Fidelity’s agreement to modify standard Fidelity manual or automated processes, as well as systems development to accommodate specific client administrative needs
•Systems development effort necessary to accommodate specific client administrative or plan needs unless specifically noted.
•Integrating new policies, plan rules, or employee groups resulting from mergers, acquisitions, terminating plans or divestitures.

Ongoing Assumptions
•Sponsor will provide an annual schedule for payroll file transmissions.
•Files to be received weekly or bi-weekly
•Sponsor will provide all required information for transfers coming into the plan in the Fidelity format.

Service Model Assumptions	•Fidelity's standard services to be delivered, unless specifically stated otherwise •Sponsor is a single entity with respect to all products and services offered by Fidelity

Investment Assumptions

•The availability of any non-Fidelity investment options depends upon completion of a contractual operational arrangement between Fidelity and such non-Fidelity fund vendor.

•Custom strategy or non-40 act funds will require a fund description provided to Fidelity by either Sponsors consultant or non-Fidelity vendor 90 days prior to the fund live date.

•Some funds carry a short-term trading fee on shares held less than the period specified in the prospectus. Please note that any short-term trading fee is paid to the fund for the benefit of the shareholders, not Fidelity. Please refer to the prospectus.

Contract Process Terms

This Schedule of Fees is based upon Sponsors current defined contribution, the current services as performed by Fidelity, unless specified otherwise, and the assumptions contained within this document.

Fidelity shall maintain its fees for Defined Contribution for a period of five years beginning October 1, 2024. However, in the event Fidelity demonstrates that any or all of the assumptions outlined in this document have changed by more than ten percent (10%) or are materially inaccurate, such fees are subject to renegotiation.

Legal and Regulatory

The fees contained herein are based on the regulatory and legal environment in effect at the time of this proposal. Changes to the legislative and/or regulatory environment, occurring after such date, which would impact the services to be provided, may result in additional fees to support Sponsors defined contribution services.

Definitions

Defined Contribution

Participant Record

All records with a balance greater than zero ($0) in the plan at any time during the calendar year. This includes the remainder of the year in which a final distribution is made.

OFFSETS FROM NET FLOAT

The Annual Administration Fee, billed and payable quarterly, will be subject to offsets attributable to float. Net float earnings attributable to the Plan for each quarter beginning after the last date on which a party hereto executes this amendment.

Any remaining balance after the application of the net float offsets to the Annual Administration Fee shall be due and payable to the Trustee.

PARTICIPANT REVENUE CREDIT

A.Calculation. The Trustee shall fund a Participant Revenue Credit each quarter, beginning with the quarter beginning after the last date on which a party hereto executes this amendment, calculated as the sum of the following:

1.Credits attributable to Fidelity investment products: Average quarterly balances held in the Plan of Fidelity investment products multiplied by one-quarter (1/4) of the following rates respectively:

(a)Actively managed (non Class K) Fidelity equity Mutual Funds: 35 basis points per annum;
(b)Actively managed (non Class K) Fidelity Freedom® Funds: 35 basis points per annum;
(c)Actively managed (Class K) Fidelity equity Mutual Funds: 20 basis points per annum;
(d)Fidelity Freedom® K Funds: 20 basis points per annum;
(e)Fidelity Enhanced Equity Index Funds: 10 basis points per annum;
(f)Actively managed Fidelity fixed income and money market Mutual Funds, except for certain Fidelity institutional money market Mutual Funds (e.g. FIMM Funds): 20 basis points per annum;

(g)Actively managed Fidelity and Pyramis commingled pools (excluding all stable value commingled pools): 10 basis points per annum;
(h)Managed Income Portfolio I: 20 basis points per annum.

2.Credits attributable to Non-Fidelity investment products: Average quarterly balances held in the Plan of non-Fidelity investment products multiplied by the quarterly rate that the non-Fidelity vendor has agreed to use to determine payments to FIIOC.

3.Credits attributable to BrokerageLink®: No credits are available for assets held in BrokerageLink®.

B.Allocation. The Participant Revenue Credit shall be allocated to Eligible Participants (defined below) as follows:

1.Crediting Date: Participant Revenue Credits shall be allocated to the accounts of Eligible Participants as soon as administratively feasible (generally within 15 business days) after a quarterly recordkeeping invoice has been prepared and sent.

2.Allocation Method: Allocations shall be made to Eligible Participants pro rata based on the ratio of each Participant’s balance in the fund to the total average daily balances for all Eligible Participants in such fund. The Allocations will be used to purchase whole and fractional shares of the investments in the Eligible Participant Accounts. In the event a residual amount is insufficient to purchase a fractional share it will not be funded.

3.Eligible Participants: An Eligible Participant for any quarter’s allocation shall be any Participant or Beneficiary with a Fidelity Account balance greater than zero.

4.Directions: In allocating to Eligible Participants, the Trustee shall follow directions attached as Schedule B-1.

12b-1 PROVISIONS

A.12b-1 Provisions. To the extent any Participant Revenue Credits or Revenue Credits described above are deemed to be attributable to investments in Fidelity Mutual Funds that have adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act") at the time such Participant Revenue Credits or Revenue Credits are made, such Participant Revenue Credits or Revenue Credits shall be made available pursuant to such plan ("12b-1 Payments”), and the following conditions shall apply:

1.The obligation to make 12b-1 Payments shall continue in effect for one year from the Effective Date of this amendment, and shall continue for successive annual periods only upon at least annual approval by a vote of the majority of the Trustees for each of those Fidelity Mutual Funds that have adopted such plans, including a majority of those Trustees that are not "interested persons" (as defined in the 1940 Act) of such Mutual Funds and who have no direct or indirect financial interest in the operation of the plan or any agreement related thereto ("Qualified Trustees").

2.Notwithstanding any provision hereof to the contrary, the obligation to make these 12b-1 Payments with respect to any plan may be terminated without penalty at any time, upon either a vote of a majority of the Qualified Trustees, or upon a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Fidelity Mutual Fund to terminate or not continue the plan for the applicable Fidelity Mutual Fund.

3.Upon assignment of this Agreement, the obligation to make 12b-1 Payments shall automatically terminate.

SERVICE CREDITS
A. Service Credit Terms.

Trustee shall make available an annual Service Credit of $25,000 on a calendar year basis to offset the cost of Trustee-provided services only ("Service Credit").

A.The applicable amount shall be credited as a Service Credit, annually, on a book entry basis, to a non-interest-bearing hypothetical account in respect of the Plan (the "Service Credit Account") maintained by Trustee. This amount may only be used to offset the cost of Trustee-provided Services as described in paragraph "B" below. Any unused Service Credit shall expire at the end of the twelve-month period from the quarter in which it was credited.

B.Subject to the provisions of this "Service Credit" section, the Service Credit Account shall be debited and such Service Credits used, as follows:

(i)Trustee-Provided Services. Trustee shall debit the Plan's Service Credit Account, and use such Service Credits to offset the cost of services provided by the Trustee or its affiliates ("Trustee") to the Plan after January 1, 2016, on a calendar year basis that would otherwise be payable pursuant to this Agreement or for additional Plan services provided by Trustee that the Sponsor may from time to time choose to utilize.

(ii)A Service Credit cannot be used to offset, reimburse or pay: (1) expenses that are deducted from participants’' accounts; (2) expenses that are accrued in the net asset value or mil rate of an investment option; or (3) investment management services. Trustee reserves the right to modify the expense for which Service Credits could be used to offset.

(iii)No Payments. Nothing in this paragraph shall obligate Trustee to make payments to any entity under the terms hereof.

C.The Service Credit Account established for the Plan hereunder shall not be transferable under any circumstances, and shall be extinguished upon termination of recordkeeping services by the Trustee or its affiliates to the Plan, regardless of whether such Service Credit Account has a hypothetical balance at such time. The book entry value of such account shall not be payable in cash to any Plan, the Sponsor, the Named Fiduciary or any other entity.

D.Unless otherwise notified by the Sponsor, Trustee shall automatically apply Service Credits, to the extent available, to defray the costs of Trustee-provided services at the time the costs would be invoiced. The Sponsor shall be solely responsible for the determination of whether it is permissible under ERISA for Service Credits to be applied to a given Trustee-provided Plan service and shall notify Trustee if Service Credits should not be used to offset the costs of said service. Any charges for Trustee-provided services not offset by Service Credits shall be due and payable by Sponsor pursuant to ordinary invoice terms and the terms of this Agreement.

E.Trustee shall maintain the Service Credit Account balance and report any such balance back to the Sponsor upon request.

Personalized Planning & Advice
The fees for Personalized Planning & Advice are set forth in the Investment Management Agreement Schedule.

Unless paid by the Sponsor or deducted from the Plan pursuant to alternative, valid direction from the Plan's Named Fiduciary, the quarterly fees for Personalized Planning & Advice applicable to each Participant will be calculated, based on a Participant's daily balances for all days not previously billed, generally on the 25th day (or next available Business Day) of the final month of the Participant statement cycle quarter. The Trustee shall redeem investments in the amount of such fee pro rata from the investment options in the electing Participant's Plan account on the Business Day following the fee calculation. This amount will be noted on the Participant's statement. In the event a Participant's participation in the service is terminated before the end of a quarter, the fee will be prorated based on the number of days the account was managed during the quarter. Failure to deduct fees shall not constitute a fee waiver.

Schedule “B-1”

DIRECTIONS GOVERNING PARTICIPANT REVENUE CREDIT FUND LEVEL ALLOCATIONS

The Named Fiduciary or Administrator hereby directs as follows:

1.Upon allocation to Participant accounts, Participant Revenue Credits shall be invested in the fund to which the Participant Revenue Credit relates, and allocated proportionally to the sources associated within such fund for each Participant.

2.To the extent that Fidelity performs testing, it shall not include Participant Revenue Credits as a contribution for any testing or reporting purpose.

The Trustee shall be responsible for implementing the Directions provided above, but has no responsibility for the legality or appropriateness of such Directions. The Sponsor may alter these Directions at any time with reasonable advance notice and after consultation concerning the administrative feasibility of alternative Directions.

SCHEDULE "C" - Investment Options
In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee that Participants' individual accounts may be invested in the following investment options:

•Allspring Special Small Cap Value Fund - Class Inst        OYX3
•American Beacon Large Cap Value Fund Class R6    OKB0
•American Funds EuroPacific Growth Fund® Class R-6        OUBE
•BlackRock Emerging Markets Fund, Inc. K Shares        OL5F
•FIAM Core Plus Commingled Pool Class J            5658
•Fidelity® 500 Index Fund                    2328
•Fidelity® Balanced Fund Class K                2077
•Fidelity® Contrafund® Commingled Pool Class A    3717
•Fidelity® International Index Fund                2363
•Fidelity® Investments Money Market Government Portfolio –     2642
Institutional Class
•Fidelity® Small Cap Growth K6 Fund                2957
•Fidelity® U.S. Bond Index Fund                2326
•Janus Henderson Enterprise Collective Fund Class III        O841
•Managed Income Portfolio II Class 4                3703
•Vanguard Mid-Cap Index Fund Institutional Shares        OMRJ
•Vanguard Selected Value Fund Investor Shares            OFVZ
•Vanguard Small-Cap Index Fund Institutional Shares        OMZE
•Vanguard Target Retirement 2020 Trust II            O13C
•Vanguard Target Retirement 2025 Trust II            O13D
•Vanguard Target Retirement 2030 Trust II            O13E
•Vanguard Target Retirement 2035 Trust II            O13F

•Vanguard Target Retirement 2040 Trust II            O13G
•Vanguard Target Retirement 2045 Trust II            O13H
•Vanguard Target Retirement 2050 Trust II            O13I
•Vanguard Target Retirement 2055 Trust II            O13J
•Vanguard Target Retirement 2060 Trust II            O13K
•Vanguard Target Retirement 2065 Trust II            O13L
•Vanguard Target Retirement Income Trust II            O13A
•Zions Common Stock                        RTRK

The Named Fiduciary hereby directs that the investment option referred to in Section 5(c) and Section 5(e)(vi)(B)(5) shall be Managed Income Portfolio II - Class I.

The Sponsor hereby directs that the excess assets from the Zions Bancorporation, N.A. Pension Plan, shall be invested in the R-guy suspense account, fund code 3703, MIP II, Class 4 Fund. The Trustee shall allocate the assets of the Replacement Suspense Account in accordance with the Sponsor’s direction. Sponsor has determined that the deposit of the terminated assets complies with applicable law, and the Sponsor is solely responsible for directing the allocation of such assets.

SCHEDULE "D" - Form 5500 Service

Effective for the plan year ending 12/31/13 and thereafter, Fidelity agrees to provide the Form 5500 Plan Year End Service (the “5500 Service”) and the Summary Annual Report (“SAR”), in accordance with the following:

The Sponsor hereby agrees to:

•Submit the following required information (“Required Information”) annually:
•Draft or final copy of the audited financial statements.
•Copy of the prior year Form 5500 filed with the Department of Labor (“DOL”) (applicable only if Fidelity did not prepare the Plan’s prior-year Form 5500).
•Any necessary data to support an accurate Plan Form 5500 filing (which may include soliciting information from the prior record keeper related to the Form 5500 and/or responding to requests by Fidelity for additional information).
•Submit such Required Information to Fidelity at least 60 calendar days prior to the filing deadline (“Submission Deadline”). In the event the information is received after the Submission Deadline, Fidelity cannot guarantee a draft 5500 will be published by the filing deadline.
•Review the draft Form 5500 prepared by Fidelity to ensure complete and accurate data, and make appropriate updates.
•Electronically add applicable attachments; Sign and File eForm 5500 with the DOL in a timely manner.
•Distribute the SAR to participants and beneficiaries in a timely manner.

Fidelity hereby agrees to:

•Use prior-year Form 5500 information to prepare some parts of the current-year Form 5500.
•Annually, File Form 5558 to request an extension of time to file Form 5500 and Form 8955-SSA. Sponsor authorizes Fidelity to prepare, execute and file Form 5558 on behalf of the Plan Administrator with the IRS in order to obtain such extensions.
•Provide the Sponsor with a Form 5500 at least 10 days prior to the required filing date and SAR at least ten days prior to the required distribution date, assuming the Sponsor has submitted the Required Information and has met the Submission Deadline outlined herein.
•Respond to Sponsor requests related to inquiries from the DOL or IRS received by the Sponsor related to any Form 5500 or Form 8955-SSA prepared by Fidelity.
•File Form 8955-SSA with the IRS by filing deadline.

The Sponsor understands that Form 5500 and Form 8955-SSA will be prepared based upon current-year record keeping data, data from the prior-year Form 5500 and changes submitted by the Sponsor to Testing and Reporting Services. It is Sponsor’s responsibility to validate the completeness and accuracy of the data on Form 5500 and Form 8955-SSA.

In the event Fidelity does not receive all Required Information by the Submission Deadline, Fidelity will not be held responsible for any late fees or penalties for incomplete filings caused by not receiving the Required Information in a timely manner.

Fees related to this 5500 Service are set out on Schedule B to this Agreement. Further, this Service will continue until (i) the Sponsor provides Fidelity with written direction to the contrary, or (ii) this Agreement terminates or otherwise expires.

SCHEDULE “E” – Cash Dividend Operating Procedures

Zions Bancorporation, N.A. (the “Sponsor”) and Fidelity Management Trust Company and Fidelity Investments Institutional Operations Company, Inc. (“Fidelity”) hereby agree that the cash dividend pass-through program with respect to the Zions Bancorp Stock (the “Stock Fund”) shall be administered in accordance with the following procedures.

Definitions:

“Business Day” shall mean any day the New York Stock Exchange is open for business.

“Dividend Payable Date” shall mean the business day Fidelity receives funding for the Stock Fund dividends from the transfer agent.

Procedures:

The Sponsor shall, as soon as practicable, inform Fidelity of the expected dividend dates (record date, ex-dividend date and payment date) and the anticipated amount of the dividend.
1.Fidelity shall determine the amount of dividends attributable to each participant eligible for the dividend pass-through, and who is invested in the Stock Fund on ex-dividend date, as follows: Fidelity shall calculate the dividend per unit in the Stock Fund by dividing the total dividend received for shares held within the Stock Fund by the total number of units outstanding on ex-dividend date. The amount of dividend attributable to each eligible participant shall be determined by multiplying the dividend per unit by the amount of units held by each eligible participant on ex-dividend date.
2.On the Dividend Payable Date, the transfer agent shall wire to Fidelity the funding for the dividends paid to the Zions Bancorporation, N.A. Pay Shelter 401K and Employee Stock Ownership Plan as calculated under Section 2 above.
3.Each Dividend Payout Date, for eligible participants who have elected to receive their dividends in cash, Fidelity shall begin the processing of participant checks. Participants receiving a dividend of less than $10 and participants failing to make a distribution election will have their dividend reinvested in the Stock Fund
4.Fidelity shall issue IRS Form 1099-DIV to participants no later than January 31 of the year following the year in which participants received dividends in cash.

SCHEDULE “F” – Enhanced Lost Participant Search Solution Services

Enhanced Lost Participant Search Solution Services

A.Scope of Services.

The scope of services provided by Fidelity in accordance with Client directions and interpretations of relevant documentation will include assisting Client with efforts in locating and contacting participants who may be entitled to a benefit under the Plan(s). Fidelity will provide the Search Solution Services selected by Client in the Enhanced Lost Participant Search Solution Client Setup Form (the “Setup Form”) to locate Plan participants, as identified by the Client (the “Impacted Population”).

Client will select the level of outreach for the Impacted Population based on the tiers outlined in the Appendix and as further detailed in the Setup Form. Please refer to the Appendix for a description of the Enhanced Lost Participant Search Solution Services elements.

Outreach to each member of the Impacted Population will end when the address of record has been updated or confirmed. At the conclusion of all elements of the selected tier(s) (completion of one “Cycle”), Fidelity will provide a list of members of the Impacted Population who have not taken the requested action (e.g., updated their address or commenced payment) to Client. Client will be responsible for providing direction to Fidelity on any next steps, as applicable.

B.Schedule of Work.

Services for the Impacted Population identified by Client will be completed approximately 3-5 months after Services commence depending on the service tier selected by Client.

Services may be repeated as selected by Client in the Setup Form and will commence as agreed to by the parties.

C.Fees.

The per participant fee varies based on the tier of Services and will apply for each Cycle completed with a minimum fee of $1,500 per Cycle. The fees are outlined in the table below and are inclusive of printing, fulfillment, postage, and vendor fees. After 2020, fees may be subject to change and Client will be notified in advance of any increase to fees.

Level of Outreach	Fee (per participant, per Cycle)
Tier 1	$22
Tier 2	$32
Tier 3	$38

Fees for any custom tiers will be communicated to Client prior to the start of Services.

Fees will be billed at the start of each Cycle.

D.Assumptions for this Service.
•Client is responsible for determining the Impacted Population to be included in the Enhanced Lost Participant Search Solution Services. Client may engage Fidelity Workplace Consulting, a division of Fidelity, to support the identification of the Impacted Population under a separate agreement.
•Data remediation, manual calculations and data clean-up activities are excluded from this Service. If any type of data remediation work is requested, those efforts will be separately scoped and priced.

•Letters developed under these Services will not include providing personalized Plan benefit estimates or values to the Impacted Population.
•Letters will be modified only to add Client Name, Plan Name, Service Center Name and Service Center Phone Number. Any additional edits or customizations to letters will incur additional fees.
•All communications will be in one language (English) only.
•Timing of communications may be staggered to ensure Fidelity has the capacity and resources to support anticipated phone and calculation request volumes as a result of participant outreach.
•For any participants included in the Impacted Population that are not recordkept at Fidelity, the identification of updates to address of record or commencement of payment will be the responsibility of Client. Client must provide direction to Fidelity to terminate the Services with respect to any participants in the Impacted Population for whom outreach should be discontinued.
•If applicable, reporting of certified mailing results is included in the Services. Copies of the certified mailing signature cards are available at an additional fee.
•Client acknowledges that it is ultimately responsible for the accuracy and integrity of the Plan data, and that Fidelity will rely on Client to review and to authorize the application of any edits, rules, calculations and/or other recommended courses of corrective or other action with respect to the Impacted Population.
•Services for the Impacted Population will end after the conclusion of the tier of Services selected has been completed. Any next steps for participants who have not made contact with Fidelity after the provision of such Services will be separately scoped and subject to additional fees.
•The terms contained in this amendment apply to the Search Solution Services referenced herein only and will not affect in any way the meaning or interpretation of the Agreement. In the event of any conflict between the provisions of this amendment and the provisions of the Agreement, the provisions of this amendment shall control the provision of the Search Solution Services.
•Client shall be responsible for completing and executing the selected tiers of service and specifications for their applicable plan and Impacted Population(s) via the Setup Form to be stored on Fidelity’s Plan Sponsor Webstation. The Setup Form shall serve as an additional direction to Fidelity regarding the selected Enhanced Lost Participant Search Solution Services.

.

SCHEDULE “G” - Managed Account Services

1.Fidelity® Personalized Planning & Advice at Work (“Personalized Planning & Advice”)

This Section applies only to Plans covered by this Trust that have selected Personalized Planning & Advice and shall be construed in a manner that is consistent with the Investment Management Agreement.
a.Selection of Personalized Planning & Advice. Trustee and its Affiliates shall have no responsibility for the Sponsor or Named Fiduciary’s decision to offer Personalized Planning & Advice and will not render investment advice to any person in connection with the selection of Personalized Planning & Advice.

The Parties acknowledge that Sponsor is capable of evaluating investment risks independently. Sponsor affirms that at all times the decision to offer Personalized Planning & Advice shall be made by exercising independent judgment.

b.Participant Direction for Personalized Planning & Advice. As authorized under the Plan, each Participant may direct Trustee to invest such Participant’s Accounts among the Plan’s available investment options in accordance with investment directions provided by Strategic Advisers and FPWA pursuant to the Investment Management Agreement. Trustee will not be liable for any loss or expense arising from a Participant exercising its right to participate in or to continue participation in Personalized Planning & Advice.
For any non-assetized Plan that has selected this service, references to investments in this Attachment shall be read as referring to hypothetical investments.

c.Personalized Planning & Advice.

i.Investment Managers/investment advisers. This section is intended to authorize the appointments of an Investment Manager and investment adviser. To the extent a Plan is governed by ERISA, such appointment of an Investment Manager is as contemplated in Section 402(c)(3) of ERISA. Pursuant to the Investment Management Agreement executed by and among Sponsor, Authorizing Party, FPWA, and Strategic Advisers. Sponsor or Named Fiduciary has appointed (i) Strategic Advisers as an Investment Manager with respect to the Managed Assets and (ii) FPWA and Strategic Advisers as investment advisers with respect to the Managed Assets. For so long as Personalized Planning & Advice is offered, FPWA’s and Strategic Advisers’ authority with respect to Managed Assets will begin when Trustee has confirmed receipt of an election in Good Order from an eligible Participant who has elected to participate in Personalized Planning & Advice (and in the case of Plans or portions thereof transferring to Trustee recordkeeping services, at the conclusion of the Participant Recordkeeping Reconciliation Period).
ii.Composition of Assets. Managed Assets will be comprised of those assets held in or contributed to the Plan Accounts of eligible Participants from whom Trustee or its agent has received in Good Order an election to participate in Personalized Planning & Advice, and whose participation has not been terminated in accordance with subparagraph (iv) below. The Managed Assets shall be identified on the books and records of the Account separately from all other assets held by Trustee under the Agreement.
iii.Purchases and Sales. Purchases and sales of investment options initiated by Personalized Planning & Advice shall be governed by the operating guidelines set out in the Section below titled “Operating Guidelines for Personalized Planning & Advice”.
iv.Termination of Personalized Planning & Advice. FPWA’s and Strategic Advisers’ authority with respect to Managed Assets shall end with respect to a Participant when (A) the Participant’s termination of their election to participate in Personalized Planning & Advice becomes effective, as described below; (B) Managed Assets are withdrawn (e.g. through loan, withdrawal, or distribution) or otherwise transferred out of the Participant’s Account for any reason (but only to the extent of such withdrawal or transfer); (C) the Participant’s Account is transferred to another plan, unless that plan also offers Personalized Planning & Advice and Trustee is directed to transfer the Participant’s enrollment; (D) receipt of notice of a Participant’s death; (E) FPWA or Strategic Advisers notifies a Participant that the Participant is no longer eligible for Personalized Planning & Advice, or that it will no longer provide Personalized Planning & Advice to such Participant for any reason; (F) when the Plan’s Named Fiduciary or Sponsor, as applicable, directs FPWA and Strategic Advisers to discontinue its service to any Participant (whether through termination of the appointments of FPWA and Strategic Advisers with respect to Personalized Planning & Advice, or otherwise); or (G) when Trustee or its Affiliate ceases to provide recordkeeping services for the Plan.
v.Directions of FPWA or Strategic Advisers. Strategic Advisers shall have the duty and power to direct Trustee and its Affiliates as to the investment of Managed Assets among available investment options, in accordance with governing investment guidelines and Investment Management Agreement. Trustee shall follow the direction of Strategic Advisers or its agent regarding the investment and reinvestment of the Managed Assets. Trustee shall have no authority or responsibility to review, question or countermand any instruction provided by FPWA or Strategic Advisers to it, unless it has knowledge that by its action or failure to act, it will be participating in or undertaking to conceal a breach of fiduciary duty by FPWA or Strategic Advisers. Managed Assets shall be managed consistent with the Participant’s retirement goal, regardless of distribution dates applicable to such Managed Assets. Trustee may execute such documents (such as powers of attorney) as may be necessary to authorize FPWA, Strategic Advisers, and/or their applicable agents to exercise their investment management duties.
vi.Appointment of Agents. FPWA and Strategic Advisers may appoint as their agents any entity that is also used by Trustee in performing its duties hereunder, including but not limited to FIIOC.
vii.Provision of Information. Neither Trustee nor its Affiliates performing recordkeeping and administrative services for the Plan shall have any obligation to provide any information concerning an enrolled Participant to FPWA and Strategic Advisers (including, without limitation, any holdings of such Participant outside of the assets allocated to Personalized Planning & Advice), provided, however, FPWA may use certain information on Fidelity systems to facilitate a Participant’s enrollment in the Personalized Planning & Advice Service and Trustee and such Affiliates shall be obligated to notify FPWA and Strategic Advisers of an event terminating some or all of its management responsibilities for enrolled Participants.
viii.Enrollment by Participant. A Participant may elect to participate in Personalized Planning & Advice by enrolling via the internet, via telephone with a Fidelity representative, or by other means as agreed to by Sponsor and Trustee. After the conclusion of any applicable Participant Recordkeeping Reconciliation Period, exchanges shall be made within the next 5 Business Days after a Participant has provided in Good Order all information necessary for Personalized Planning & Advice to determine an appropriate target asset mix and model portfolio, and the receipt of their election to participate in Personalized Planning & Advice has been confirmed. For so long as a Participant participates in Personalized Planning & Advice, he or she may not make exchanges in their account except for exchanges related to Sponsor Stock or self-directed brokerage, if applicable.
ix.Un-enrollment by Participant. A Participant may elect to terminate participation in Personalized Planning & Advice via telephone with a Fidelity representative, or such other means agreed to by Sponsor and Trustee and such termination shall be effective immediately when Trustee confirms receipt of such instruction, provided that if confirmation is received after Market Close and one or more exchange transactions are pending for processing in the nightly cycle for such date, such exchanges shall be processed as of the Market Close on such date.. In the absence of such pending transactions, upon completion of unenrollment process of their participation in Personalized Planning & Advice, a Participant may request exchanges immediately, and such transactions shall be implemented in accordance with the standard guidelines set forth in the PAM for such investment option.

d.Operating Guidelines for Personalized Planning & Advice. The following operating guidelines govern exchanges of investment options for Participants enrolled in Personalized Planning & Advice and do not govern exchanges of Mutual Funds pursuant to Participant request which are processed in accordance with the fund exchange provisions set forth in the PAM. These guidelines are subject to change upon written notice to the Sponsor.
i.Rebalancing Participant Accounts. Assets in the Participant’s Plan Account are rebalanced on an ongoing basis to ensure alignment with the assigned asset allocation strategy and the current model portfolio. There are two primary types of rebalancing activities:

1)Portfolios may be rebalanced periodically to account for changes in market valuations to ensure Participant Accounts are properly aligned to their model portfolio allocations.

Portfolios are also monitored each Business Day to ensure that any Participant directed activities (such as withdrawals or loans) have not caused the Participant Account to vary from the assigned market-adjusted model portfolio by more than a standard drift allowance set by Strategic Advisers.

2)Rebalance transactions will be created in the nightly cycle for processing on the following Business Day and will be reflected in Participant Accounts on the day following the rebalance transaction date.
ii.Reallocation of Model Portfolios. If there is a reallocation of the model portfolio (resulting from review of the Plan’s investment options or a change in the Plan investment option menu), those Participant Accounts that vary from the revised model portfolio by more than a standard drift allowance set by Strategic Advisers will be flagged for reallocation. Reallocation transactions will be processed using the same rules as for rebalance transactions.
iii.Changes to Investor Profile. If a change in model portfolios is required as a result of an annual or ad hoc review of the Participant’s investor profile completed before Market Close on a Business Day, the required exchanges shall be processed within the next 5 Business Days, and reflected in the Participant’s Account within three Business Days.
iv.Termination of Service. If receipt of a Participant’s election to terminate Personalized Planning & Advice is confirmed before Market Close, the Account will not be flagged for rebalancing or reallocation, and any pending rebalance or reallocation transactions will be automatically cancelled. If receipt of a Participant’s election to terminate Personalized Planning & Advice is confirmed after Market Close, and an exchange is then pending for processing in the nightly cycle for such date, such exchanges shall be processed as of the Market Close on such date.

SCHEDULE “H” - Investment Management Agreement (FPPA)

Party Information Plan Information

Party	Legal Name	State of Formation	Address	Contact for Notices
FPWA:	Fidelity Personal and Workplace Advisors LLC	DE	245 Summer Street, V7A Boston, MA 02210	VP, WI Contracts
Strategic Advisers:	Strategic Advisers LLC	DE	245 Summer Street, V7A Boston, MA 02210	VP, WI Contracts
Sponsor:	Zions Bancorporation, N.A.	UT	One South Main Street, Salt Lake City, Utah 84111
Authorizing Party:	Zions Bancorporation, N.A. Benefits Committee	UT	One South Main Street, Salt Lake City, Utah 84111
Plan Name		Plan Number	Authorizing Party
Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan		29148	Zions Bancorporation, N.A.

IMA Authorization
By signing below, the undersigned represent that they are authorized to execute this IMA on behalf of the respective Parties effective as of the date last signed below (the “Effective Date”). Each Party may rely without duty of inquiry on the foregoing representation. This IMA may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement binding on the Parties. Each Party’s electronic signature below authenticates this writing and has the same force and effect as a manual signature.

Party	Signature	Name	Date
FPWA:	/s/ Wilson Owens	Wilson Owens	09/12/2024
Strategic Advisers:	/s/ Stephanie Caron	Stephanie Caron	09/12/2024
Client:	/s/ Michael Tonkin	Michael Tonkin	09/16/2024
Authorizing Party:	/s/ Scott A. Law	Scott A. Law	09/13/2024

Investment Management Agreement

This Investment Management Agreement, including the Coversheet, IMA Glossary, and attached Schedules (“IMA”) is entered into between FPWA, Strategic Advisers, Sponsor, and Authorizing Party (the “Parties”) as of the Effective Date set forth on the Coversheet. To the extent that the Authorizing Party and Sponsor are the same, the Authorizing Party’s execution of this IMA shall also bind Sponsor.

1. Services
Sponsor has entered into a Trust Agreement with an Affiliate of FPWA and Strategic Advisers with respect to the Plan listed on the Coversheet to this Exhibit which permits certain assets held in such Plan to be managed by a duly appointed investment manager.

2. Appointment of FPWA and Strategic Advisers
The Authorizing Party has the authority to appoint investment advisers and investment managers with respect to the assets held in such Plan, and hereby appoints FPWA and Strategic Advisers to provide discretionary management of the Managed Assets and certain non-discretionary advice to enrolled Participants consistent with the Investment Guidelines.

3. Acceptance of Appointment
FPWA and Strategic Advisers accept the appointment to manage the Managed Assets and provide the Managed Account Service consistent with the Investment Guidelines. FPWA and Strategic Advisers each represents that it is an investment adviser registered under the Investment Advisers Act of 1940, and that it has full power and authority to enter into this IMA. FPWA and Strategic Advisers are ERISA fiduciaries only to the extent of their discretionary authority over the Managed Assets. To the extent the Plan is governed by ERISA, Strategic Advisers is a fiduciary under Section 3(21) of ERISA, and it is an investment manager under Section 3(38) of ERISA, in each case only to the extent of its discretionary authority over the Managed Assets.

4. Powers, Rights and Duties of FPWA
FPWA will assist Participants in determining an appropriate investment strategy with one of the model portfolios designed by Strategic Advisers for the Plan. Each model portfolio consists only of the Plan Investment Options. FPWA shall provide the Managed Account Service consistent with the Investment Guidelines and ensure the Managed Assets are invested in accordance with the Investment Guidelines. FPWA will also provide on-going customer service to each of the Participants such as answering client questions and addressing service issues.

5. Powers, Rights and Duties of Strategic Advisers
Strategic Advisers will design model portfolios for each Plan. Subject to its fiduciary duties, Strategic Advisers will use best efforts to provide an opportunity for enhanced returns, consistent with appropriate risk diversification, by investing the Managed Assets only in the Plan Investment Options.

Strategic Advisers has authority and discretion to manage the investment of the Managed Assets subject to the Investment Guidelines and this IMA.

Strategic Advisers has authority to:
•direct the trustee, custodian or either of their agents to make purchases and sales of securities or other property for the Participant Accounts that are enrolled in the Managed Account Service;
•direct the trustee, custodian or either of their agents to perform any or all of the powers, duties, and authority given to such trustee, custodian or agent in the relevant agreements which are therein subjected to direction by Strategic Advisers and to enforce performance by such trustee, custodian or agent of such powers, duties, and authority;
•execute the documents necessary to make investments within the scope of the Investment Guidelines and carry out other duties of Strategic Advisers.

6. Limitations on Duties of FPWA and Strategic Advisers:

6.01 Shareholder Rights and Legal Proceedings. FPWA and Strategic Advisers will have no responsibility or authority to exercise any shareholder rights that arise with respect to investments in which Managed Assets are invested, nor will they have responsibility or authority to make decisions arising out of the Account’s ownership of any such investments, including matters such as litigation or bankruptcy.

6.02 Responsibility for Other Assets. FPWA and Strategic Advisers are not responsible for managing Other Assets but may consider Other Assets when identifying an asset allocation strategy as specifically described in Part 2A of FPWA’s and Strategic Advisers’ Form ADV pertaining to the Managed Account Service.

6.03 Treatment of Multiple Accounts. If FPWA and Strategic Advisers manage a Participant’s Accounts in multiple Plans, all such managed Plans will be managed using the same investment strategy, however, each Plans’ model portfolio may differ based on the Investment Options available under that Plan.

6.04 Selection of Investment Options and Interpretation of Plan Rules. FPWA and Strategic Advisers shall have no duty to advise the Authorizing Party or any other person with respect to the Investment Options, or to exercise management authority to add or remove Investment Options to or from the Plan. FPWA and Strategic Advisers shall have no duty or authority to advise or make recommendations to the Authorizing Party or Sponsor with respect to any other matter, including without limitation, the impact of Plan rules on the management or diversification of Managed Assets.

7. FPWA’s and Strategic Advisers’ Standard of Care
FPWA and Strategic Advisers shall comply with all laws and regulations applicable to its duties under this IMA and shall discharge such duties:
•solely in the interest of the Participants and for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expense of administering the Plan, subject to the provisions in Section 11;
•with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
•in accordance with the Plan documents provided to FPWA, Strategic Advisers, or its agents, and this IMA; provided, this IMA shall control in the event of any inconsistency.

Regardless of whether the Plan is subject to ERISA, FPWA and Strategic Advisers will perform all of its duties hereunder as if the Plan were subject to ERISA, provided, however, that governing Plan documents need not be consistent with ERISA.

8. Duties of the Authorizing Party
The Authorizing Party will:
•direct, or cause to be directed, the trustee, custodian, recordkeeper or their agents to invest the Managed Assets at the direction of Strategic Advisers;
•authorize the trustee, custodian or recordkeeper to provide, FPWA and Strategic Advisers with such information pertaining to the Managed Assets and the Plan as FPWA and Strategic Advisers may reasonably request, which information FPWA and Strategic Advisers shall keep as confidential and shall not disclose, except as required by law, to any party other than its employees, Affiliates, permissible assigns, subcontractors, advisors, or agents, without the prior consent of the Authorizing Party;
•to the extent not paid by Sponsor, compensate FPWA and Strategic Advisers, or cause the trustee or custodian to compensate FPWA and Strategic Advisers, by deduction from the Participant Accounts enrolled in the Managed Account Service, for FPWA and Strategic Adviser services under this IMA in the amounts set forth on Schedule A to this Exhibit as it may be amended by FPWA and Strategic Advisers in accordance with this Agreement;
•provide, or cause its agent to provide, communications to Participants as required by FPWA and Strategic Advisers, and
•maintain a menu of Investment Options that meets the requirements of the Managed Account Service by providing adequate diversification opportunities necessary for the implementation and operation of the Managed Account Service, as determined in the sole discretion of Strategic Advisers. If the Authorizing

Party fails to maintain a menu of Investment Options as set forth above Strategic Advisers will notify the Authorizing Party and has no obligation to manage the Managed Assets until the Authorizing Party modifies the Investment Options to provide adequate diversification opportunities necessary for the implementation and operation of the Managed Account Service, as determined in the sole discretion of Strategic Advisers.
•provide at least thirty (30) days’ prior written notice to FPWA or Trustee of an Investment Options change. Strategic Advisers has no obligation to manage the Managed Assets until thirty (30) days after being notified of an Investment Option change.
•fulfill or comply with such other obligations or restrictions as are outlined in the Investment Guidelines.

9. Liability and Indemnification
9.01 General Indemnity. FPWA and Strategic Advisers shall indemnify the Authorizing Party and Sponsor with respect to any third-party claims or regulatory proceedings asserted or commenced against the Authorizing Party or Sponsor to the extent resulting from FPWA’s or Strategic Advisers’ negligence, or willful misconduct under, or breach of the terms of, this IMA. The Authorizing Party and Sponsor shall indemnify FPWA and Strategic Advisers with respect to any third-party claims or regulatory proceedings asserted or commenced against FPWA and Strategic Advisers to the extent resulting from the Authorizing Party’s or Sponsor’s negligence or willful misconduct under, or breach of the terms of, this IMA, or from any act done, or any act failed to be done, by any individual or person with respect to the Plans, except to the extent such claim results from FPWA’s or Strategic Advisers’ negligence or willful misconduct under, or breach of the terms of, this IMA. For purposes of this General Indemnity Section, any reference to the Authorizing Party or Sponsor or to FPWA or Strategic Advisers as an indemnified Party includes their respective directors, officers, Affiliates, and subsidiaries.

9.02 Fiduciary Liability. Except for liability under ERISA §405 that may be imposed with respect to FPWA’s and Strategic Advisers’ conduct related to ERISA-governed Plans, FPWA and Strategic Advisers shall have no responsibility for the acts or omissions of the Authorizing Party, Sponsor, the trustee, custodian or any of its agents. FPWA and Strategic Advisers shall have no responsibility for any loss resulting from (i) any breach of fiduciary duty of the Authorizing Party in selecting and monitoring FPWA and Strategic Advisers, the selection of investment alternatives or the administration of the Plan, (ii) anything done or omitted to be done in good faith reliance on any written, electronic or telephonic directions from the Authorizing Party or any authorized representative thereof or any information provided by a Participant who is enrolled in the Managed Account Service, (iii) anything done or omitted to be done in good faith reliance on any inaccurate, outdated or incomplete employee, Participant or Plan data provided by Sponsor, the Authorizing Party or Participant as the case may be, or (iv) the Authorizing Party’s failure to perform its obligations hereunder.

9.03 Federal and state securities laws impose liability, under certain circumstances, on persons who act in good faith. Nothing in this IMA shall waive or limit any rights that the Authorizing Party and Sponsor may have under those laws.

10. Compensation
Fees are attached hereto as Schedule A to this Exhibit. FPWA and Strategic Advisers may change the Fees once per year upon sixty (60) days prior written notice to Sponsor; provided, however, that should the Authorizing Party change or modify the Investment Options, FPWA and Strategic Advisers may modify the Fees at any time upon sixty (60) days written notice to the Authorizing Party. Any other changes to the Fees shall require written consent of the Parties to this IMA.

11. Confidential Information; Other Clients and Services
Any information or recommendations supplied by or through FPWA and/or Strategic Advisers in connection with the Managed Account Service, which are not otherwise in the public domain or previously known to the Authorizing Party or Sponsor, are to be regarded as proprietary and confidential to FPWA, Strategic Advisers and their Affiliates, and for use only in connection with Managed Assets by Participants, the Authorizing Party, Sponsor or such persons as any of them may designate in connection with the Managed Assets.

FPWA and Strategic Advisers shall comply with substantially similar confidentiality provisions as those set forth in the Trust and shall safeguard confidential information using the same degree of care that Trustee is required to use under the Trust and in any event, no less than reasonable care.

The Parties acknowledge that FPWA and Strategic Advisers may provide similar services to other trusts, accounts and plans, and that nothing in this IMA shall require FPWA and Strategic Advisers to disclose to the Authorizing Party or Sponsor, the Plan or its Participants the existence of such other engagements or prohibit FPWA and Strategic Advisers from rendering services to such other clients. The Authorizing Party and Sponsor acknowledge that FPWA and Strategic Advisers may use identical, similar or different investment methodologies in providing education or other investment services to the Plan(s) or its (their) Participants, or to other plans, participants or clients. With respect to the allocation of trades among clients, FPWA and Strategic Advisers will treat each of its client accounts in a fair and equitable manner when allocating orders for the purchase and sale of securities, including mutual fund shares. All allocations among client accounts will be made in a manner consistent with FPWA’s and Strategic Advisers’ fiduciary duties.

12. ERISA, Tax and Other Considerations
The Authorizing Party and Sponsor acknowledge that FPWA and Strategic Advisers are affiliated with other entities that may receive asset-based compensation in connection with the Investment Options, including, but not limited to, Fidelity Mutual Funds.
To the extent that the Plans are governed by ERISA, the Parties acknowledge that the Managed Account Service, to the extent it would otherwise constitute a prohibited transaction, is intended to comply with Prohibited Transaction Class Exemption 77-4, as it may be amended from time to time (PTCE 77-4), with respect to Fidelity Mutual Funds. To that end, the Authorizing Party acknowledges that it is the named fiduciary of the Plans that are ERISA-governed, it is independent of FPWA and Strategic Advisers within the meaning of PTCE 77-4, that it has received prospectuses for the Fidelity Mutual Funds available under the Plan, and a full and detailed disclosure of the investment advisory and other fees charged to or paid by the Plan with respect to the Managed Account Service and the investment company(ies). An explanation of the reasons why Strategic Advisers may consider purchases or sales of Fidelity Mutual Funds for accounts of Plan Participants electing the Managed Account Service is provided to the Authorizing Party in the Investment Guidelines. The Authorizing Party acknowledges receipt of such disclosure and hereby authorizes the purchase and sale of Fidelity Mutual Funds for accounts of Participants electing the Managed Account Service.

13. Receipt of Part 2A of Form ADV
The Authorizing Party acknowledges receipt of the Fidelity Personalized Planning & Advice at Work Terms and Conditions (Part 2A of Form ADV), which is also available at:
https://nb.fidelity.com/bin-public/070_NB_IA_Pages/documents/dcl/shared/PPAW/ADV.PDF.

14. Inspection
Once annually, unless otherwise required as a matter of law or for regulatory compliance, Sponsor or Authorizing Party, or either of their Auditors, may request information and documentation regarding FPWA’s and Strategic Advisers’ records of investment direction provided pursuant to this IMA to audit the Managed Account Service, upon prior written notice of at least 90 days along with a proposed scope and at the expense of Sponsor.

15. Assignment of IMA or Duties
The Parties will not assign this IMA, in whole or in part, nor delegate except as contemplated herein, all or part of the performance of duties required of it by this IMA without the consent of the other party, except as permitted by applicable law or regulation, provided, however, that FPWA and Strategic Advisers may assign all or a portion of this IMA to any Affiliate using a negative consent process whereby the Authorizing Party has no less than sixty (60) days to respond to a notice of intended assignment, and failure to respond to any such notice of such intended assignment shall constitute assent to such proposed assignment.

16. Governing Law

The validity, interpretation, and performance of this IMA will be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts-of-laws or choice-of-law provisions), except as superseded and preempted by ERISA.
17. Conflicts; Validity
In the event of a conflict between this IMA and the Managed Account Services provisions of the Trust, this IMA will govern. An adjudication or other determination that a provision of this IMA is invalid or unenforceable shall not affect the validity or enforceability of any remaining provision of this IMA.

18. Termination
The Authorizing Party may at any time, without prior notice, order FPWA and Strategic Advisers to cease activity, subject to completion of the execution of investment directions already in process with respect to the Managed Assets. FPWA and Strategic Advisers may cease to provide models for the Managed Account Service in the event Authorizing Party fails to maintain a menu of Investment Options as required by this IMA and nothing herein shall prohibit FPWA and Strategic Advisers from terminating management of any Participant’s Account in accordance with the Trust.

Without limitation to the foregoing, this IMA continues until the termination of recordkeeping services to the Plan by an Affiliate of FPWA and Strategic Advisers, or upon sixty (60) days’ notice of termination.

If this IMA is terminated during any period of time for which FPWA and Strategic Advisers have not been compensated, the Fees due to FPWA and Strategic Advisers for such period shall be prorated to the date of termination.

19. Notices
All legal notices, demands, or other non-routine communications will be given in writing by actual delivery or by mail, postage prepaid at the address set forth on the Coversheet or at such other place as a Party designates in writing.

20. Due Authorization
The Authorizing Party represents it has authority to appoint investment advisers and an investment manager for the Plan for which it serves as Authorizing Party, and to enter into this IMA with respect to and on behalf of the Plan. To the extent the Plan is associated with a trust for which the trustee is not an Affiliate of FPWA and Strategic Advisers, the Authorizing Party represents that the provisions of the trust authorize the appointment of investment advisers and an investment manager. To the extent that the Plan is governed by ERISA, the Authorizing Party represents that it is the Plan’s named fiduciary acting in accordance with its duties and obligations under ERISA and the Plan.

Each Party to this IMA hereby represents to the others that it is duly authorized by all applicable laws and regulations to enter into this IMA, and to be bound thereby, including the indemnification provision set forth in Section 9.

21. Entire Agreement; Amendment; Survival
This IMA, including the Coversheet, IMA Glossary, and attached Schedules, as well as any provisions of the Trust governing the Managed Account Service, constitute the entire agreement and understanding among the Parties, and, except as specifically provided otherwise herein, may not be modified or amended except by a writing executed by the Parties. Each Party’s obligations under this IMA that by their nature would continue beyond termination of this IMA shall survive termination of this IMA.

Schedule A to Investment Management Agreement (FPPA)
Fees for Managed Account Service

Plan Name: Zions Bancorporation, N.A. Payshelter 401(k) and Employee Stock Ownership Plan
Plan Number: 29148

Beginning upon the Plan’s enrollment in the Managed Account Service, the annual advisory fee for the Managed Account Service will be assessed based on a percentage of the average daily balance of Managed Assets of enrolled Participants. The advisory fee will be charged to cover ongoing management of the Managed Assets, and related servicing and Participant communication. The fee is payable quarterly in arrears, and will be calculated on the basis of daily Participant balances, generally on the 25th day of the last month of the Participant statement cycle quarter (or the next Business Day if the 25th is not a Business Day).

Unless paid by the Sponsor, the Trustee or its agent will redeem investments in the amount of the net advisory fee directly from enrolled Participants’ Plan accounts on the Business Day following the fee calculation. The amount of the fee deducted from a Participant’s account will be noted on the Participant’s statement.

The annual net advisory fee for the Managed Account Service will be calculated by deducting a Plan Credit Amount (as defined below) from the Plan’s annual gross advisory fee set forth in the table below.
ANNUAL GROSS ADVISORY FEE SCHEDULE

Average Daily Balance of Managed Assets	Less Than 20% Eligible Participant Enrollment	Equal to, or Greater Than, 20% Eligible Participant Enrollment[1]
For the first $100,000 in assets, or portion thereof	0.55%	0.50%
For the next $150,000 in assets, or portion thereof	0.50%	0.40%
All assets over $250,000	0.35%	0.25%
*The Gross Advisory fees applicable to plans that exceed 20% enrollment will take effect beginning with the first day of the quarter in which the 20% threshold was exceeded.

Plan Credit Amount and Net Advisory Fee. The purpose of the Plan Credit Amount is to reduce the annual gross advisory fee payable by the Plan by the amount of asset-based fees, if any, Strategic Advisers or its affiliates receive for management of Fidelity Mutual Funds in which Managed Assets are invested, and for other services related to any other investment option offered under the Plan in which Managed Assets are invested.
This Plan Credit Amount will be calculated daily in the following manner: For each investment option in which Managed Assets are invested, an amount will be calculated equal to the sum of (a) the actual underlying investment management fees paid to Strategic Advisers or its affiliates from such investment if it is a Fidelity Mutual Fund (but not other fund expenses such as transfer agency fees); and (b) the servicing or other fees paid to and retained by Strategic Advisers and its affiliates based on assets or Participants in any investment option other than Fidelity Mutual Funds. The resulting amounts for all investments of Managed Assets will be added together to arrive at the Plan Credit Amount. The Plan Credit Amount will be applied (as a percentage) equally across all Participant accounts to arrive at the annual net advisory fee for that Participant. It is expected that the Plan Credit Amount will vary over time, based upon the funds selected for investment of Managed Assets.
In the event a Participant's participation in the Managed Account Service is terminated before the end of a quarter but such Participant remains enrolled in the Plan, the gross advisory fee applicable to that quarter will be prorated based on the number of days the account was managed during the quarter, and such Participant's net advisory fees for the pro-rated quarter will be calculated using the Plan Credit Amount applicable to the prior quarter.
If, prior to the end of a billing quarter, either, (a) a Participant's participation in the Managed Account Service is terminated simultaneously with that Participant's enrollment in the Plan, or (b) the Plan terminates the Managed Account Service in its entirety, then the gross advisory fee applicable to that quarter will be prorated based on the number of days the account was managed during the quarter. In such cases, a Participant's gross advisory fees for the pro-rated quarter will be reduced by a credit amount equal to (a) the actual underlying investment management fees paid to Strategic Advisers or its affiliates from investments in such Participant's account for Fidelity Mutual Funds (but not other fund expenses such as transfer agency fees); and (b) the servicing or other fees paid to and retained by Strategic Advisers and its affiliates based on assets from such Participant's account invested in any investment option other than Fidelity Mutual Funds.
As noted above, the Plan's annual gross advisory fee has been determined based on the composition of the Plan's available investment options. The Plan's annual gross advisory fee has been set at a level that, when reduced by the Plan Credit Amount, should result in Participants paying approximately the annual target net fee shown below. Note that, because the Plan Credit Amount will vary over time, the actual amount of net advisory fee paid by any Participant will vary based upon, among other things, the funds selected for investment by the Service and the number and asset allocations of Participants enrolled in the Plan. As a result, a Participant's net advisory fee may be higher or lower than the target net advisory shown in the table below:
TARGET ANNUAL NET ADVISORY FEE SCHEDULE

Average daily account balance	Less than 20% eligible participant enrollment	Greater than 20% eligible participant enrollment
For the first $100,000 or portion thereof	0.50%	0.45%
For the next $100,000 to $250,000, or portion thereof	0.45%	0.35%
All additional assets over $250,000	0.30%	0.20%

As noted above, the Plan Credit Amount and annual net advisory fee will vary over time. However, given the investment options available in the Plan as of the date of this Agreement and expected rates of enrollment in the Service, Strategic Advisers anticipates that the annual net advisory fees paid by any Participant in the Plan will fall within the ranges shown below.

TARGET RANGE OF ANNUAL NET ADVISORY FEES

Average daily account balance	Less than 20% eligible participant enrollment	Greater than 20% eligible participant enrollment
For the first $100,000 or portion thereof	0.55% - 0.45%	0.50%-0.40%
For the next $100,000 to $250,000, or portion thereof	0.50%-0.40%	0.40%-0.30%
All additional assets over $250,000	0.35%-0.25%	0.25%-0.15%

In rare circumstances, due to the variable nature of the Plan Credit Amount, the net advisory fee payable by Participants may fall outside of the ranges shown above.

The annual net advisory fee shall be charged in addition to any applicable management fees, purchase fee, short-term trading fee, or similar fee payable to the applicable mutual fund, or any fee paid to Strategic Advisers or its affiliates for services rendered to the Plan (including trustee or recordkeeping services) or to the investment options offered under the Plan.

Note: Should the Sponsor or Authorizing Party modify the investment options available through the Plan, Strategic Advisers shall have the right to modify this pricing schedule upon sixty (60) days' notice.

From time to time, Strategic Advisers may provide a pricing incentive to encourage enrollment in the service. Unless otherwise specified, the pricing incentives will either allow eligible Plan participants who are not enrolled in the service to have the Service free of Advisory Fees for a stated period of time, or will allow eligible participants who are not enrolled in the service a stated discount from the plan's Gross Advisory fee during a specified period. The Authorizing Party will receive prior notice of any pricing incentive. In the unlikely event that the Plan Credit Amount exceeds the Gross Advisory Fees for any quarter in which a pricing incentive is in effect, the excess shall be added to the Plan Credit Amount for the following quarter. In such event, no new pricing incentives will be initiated until any previously unused Plan Credit Amount has been used to offset Gross Advisory Fees. In the event that there is unused Plan Credit Amounts for three successive quarters, the amount shall be converted to a Service Credit, which may be applied exclusively for any Plan-related service obtained by the Plan from Strategic Advisers or any Strategic Advisers affiliate that would otherwise be payable under the terms of existing agreements (other than non-SAI investment management fees, expenses already deducted from Participant accounts, or expenses incorporated into a mil rate). The Service Credit will be credited to a non-interest bearing hypothetical account in respect of the Plan, and will expire twelve months after the end of the quarter in which it was credited.

Schedule B to Investment Management Agreement (FPPA)
Investment Guidelines for Fidelity® Personalized Planning & Advice

In providing discretionary management, Strategic Advisers shall manage Managed Assets in an enrolled Participant’s Account by selecting from among the Investment Options in order to provide diversification appropriate for the enrolled Participant. Strategic Advisers will allocate the Participant’s portfolio across various asset classes to try to achieve the long-term goal of seeking an appropriate level of returns for a given level of risk.
FPWA shall assign the Participant to an appropriate asset mix based on the appropriate risk/reward trade-offs for the Participant. To determine the appropriate mix, FPWA will consider the Participant’s date of birth, assumed retirement age, Account balance, and other personal information provided by the recordkeeper or by the Participant directly through a series of questions or through the incorporation of available online information. This profile information may include the Participant’s risk preferences, investment experience, current and future income, and potential withdrawal needs, depending on the availability of such information and the willingness of the Participant to provide such information. It may also include information about assets held by the Participant in other accounts (including amounts held in other plans or accounts serviced by its Affiliates) and the asset allocation of these accounts. FPWA will base its proposed asset mix on the amount of information provided by the Participant but shall not require information from the Participant beyond (i) correct date of birth information for each plan Participant, and (ii) designating the expected retirement age for each Participant.
Strategic Advisers shall design model portfolios for the plan by selecting a combination of Investment Options that track the risk and diversification attributes of the targeted asset allocation within an appropriate range. Based on the information outlined above, FPWA will assign the Participant to one of the model portfolios.
Sponsor or the Authorizing Party has chosen the Managed Account Service’s “core” investment management approach (the “core approach”) for the management of Managed Assets of enrolled Participants. The core approach evaluates all eligible Investment Options, including actively managed funds, index-based funds, and extended asset class investment strategies when building portfolios. The Managed Account Service chosen by Sponsor and/or the Authorizing Party employs active asset allocation as part of this investment process. Strategic Advisers’ active asset allocation process attempts to adjust the long-term asset allocation of the portfolios to increase return potential and/or diversification benefits by applying research-driven primary asset class weightings. Please see Terms and Conditions brochure for the Managed Account Service for more information.
Participant asset allocations generally will be reviewed three to six times per year, and a Participant may be reassigned to an asset allocation that matches his or her updated profile. A Participant may be reassigned to an appropriate asset allocation and portfolio any time the Participant informs FPWA and Strategic Advisers of a change to his or her profile.
Authorizing Party shall be responsible for providing correct date of birth information for each Participant. In addition, if the Participant does not provide information designating their expected retirement date, the Authorizing Party will either (i) provide a default retirement date to be used in scoring Participants or (ii) direct FPWA and Strategic Advisers to use the default retirement date designated by the Social Security Administration for such Participant.
Strategic Advisers shall invest eligible amounts held in, or contributed to, the accounts of enrolled Participants in accordance with the model portfolio, as it may be adjusted from time to time for market fluctuation, provided that Strategic Advisers shall not manage amounts held in Sponsor Stock (if applicable), or contributions required to be invested in Sponsor Stock, except to counterbalance against such Sponsor Stock as described below. Enrolled Participant Accounts may be rebalanced periodically to align their Accounts to their assigned model portfolio, or if their Accounts drift materially from the market-adjusted model portfolio designated by Strategic Advisers. Strategic Advisers may change the model portfolios as appropriate for changes in the Investment Options, market performance, or economic conditions.
FPWA and Strategic Advisers shall have no independent obligation under this IMA to value assets under its management but shall instead rely upon valuations provided by the trustee, custodian, recordkeeper or its agent, or an external money manager, if applicable.
Special Guidelines for Sponsor Stock Holdings (if applicable): Strategic Advisers will not invest Managed Assets in Sponsor Stock. An enrolled Participant whose Account is invested in Sponsor Stock will be offered the choice whether to (i) have FPWA ignore such holdings in assigning an asset allocation to the Participant or (ii) assign an asset allocation that attempts to offset the risk characteristics associated with an investment in a security. If a Participant elects to offset the Sponsor Stock holdings, FPWA will assign the Participant to a portfolio that attempts to account for their holdings in Sponsor Stock, based on the Participant’s level of Sponsor Stock holdings in their Account. If a Participant fails to direct Strategic Advisers as to whether to offset or ignore his or her Sponsor Stock positions, the Authorizing Party hereby directs FPWA to assign the Participant into a portfolio that attempts to offset the risk characteristics of the Participant’s Sponsor Stock position.
Strategic Advisers will not make decisions with respect to the exercise of any rights accruing to Investment Options including, without limitation, shareholder rights to vote proxies or tender or exchange shares, or rights arising out of bankruptcy or litigation. Decisions with respect to the exercise of any such rights shall be made in accordance with the provisions of the Trust, and Strategic Advisers shall not be required to take such matters into account in making its investment decisions.
Managed Assets of enrolled Participants may be invested in any Investment Options available for new investment by enrolled Participants other than assets held in or investment options available in self-directed brokerage accounts (and Sponsor Stock, if applicable) subject to the restrictions described below.
To the extent a Participant is enrolled in more than one Account within the Managed Account Service, FPWA and Strategic Advisers will share such Participant data across Accounts and Plans. FPWA and Strategic Advisers will use such Participant’s data provided in connection with one Account for updating or management purposes in other Accounts of such Participant that are also managed by the Managed Account Service.
Managed Assets of enrolled Participants will not be invested in any core Investment Option that is closed to new investment by eligible Participants. Certain investments – such as “investment strategy options” – may be excluded from the model portfolio construction process. The Authorizing Party shall have the right to impose reasonable restrictions upon Strategic Advisers with respect to investment management, other than those set out here, provided that it shall first propose such restrictions in writing to Strategic Advisers, and provided that Strategic Advisers shall have thirty (30) business days to determine whether such restriction is reasonable.
To the extent that the Authorizing Party or Sponsor has determined to allow Participants who have self-directed brokerage assets to invest in the Managed Account Service, any self-directed brokerage assets held by the Participant will not be included in the Managed Assets. In addition, all future contributions into the Participant Account will be directed into the portion of the Participant’s Account to be managed by Strategic Advisers. Participants will have the opportunity, if they choose, to reinvest assets from their self-directed brokerage account into the portion of the Participant’s Account to be managed by Strategic Advisers, but such participants will not have the option of withdrawing such assets to reinvest through their self-directed brokerage account.
With respect to any stable value option or custom fund option within a Plan lineup, Strategic Advisers will use such stable value option as the short-term position in constructing its portfolios. The Authorizing Party shall be responsible for obtaining the approval of the stable value option or custom fund provider prior to the implementation of the Managed Account Service.
The Managed Account Service will only consider Fidelity Mutual Funds if such funds have been selected by Sponsor or the Authorizing Party and included in the Plan Investment Options offered to Participants and beneficiaries. To the extent that the Managed Account Service includes one or more Fidelity Mutual Funds in model portfolios utilized by Participants, Strategic Advisers believes such fund or funds are appropriate because each such fund is an Investment Option that, in combination with other Investment Options in the model portfolio, provide a resulting portfolio that tracks the risk and diversification attributes of the targeted asset allocation. Strategic Advisers constructs and manages each model portfolio by applying a quantitative investment methodology. In constructing model portfolios, Strategic Advisers employs a process that is independent with respect to fund family or investment manager.
In addition to the discretionary investment management services described above, through the Managed Account Service FPWA provides non-discretionary, web-based and representative-led financial planning and participant assistance. This financial planning is designed to help enrolled Participants who wish to create, implement, and track a holistic, integrated financial wellness and retirement plan. A team of FPWA advisors will be available to provide ongoing support and to help enrolled participants with financial planning and the servicing of their Managed Assets in their Account. In general, FPWA advisors will only be available via telephone or web access.

These Investment Guidelines may be changed upon sixty (60) days written notice to the Authorizing Party

IMA Glossary

Unless otherwise defined herein, the terms used in this IMA shall have the same meaning as in the Trust.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.
“Authorizing Party” with respect to a Plan means the entity with authority to retain an investment manager for the Plan, and in the case of a Plan governed by ERISA, shall be the Named Fiduciary. The Authorizing Party for each Plan shall be listed on the Coversheet to this Exhibit.
“Fees” means those fees set forth on Schedule A to this Exhibit that are payable to FPWA and Strategic Advisers for the Managed Account Service.
“Investment Guidelines” means the guidelines set forth in Schedule B.
“Investment Options” means each Plan’s designated investment options offered to Participants under the Plan.
“Managed Account Service” means Fidelity® Personalized Planning & Advice at Work, an investment management service provided by FPWA and Strategic Advisers, consisting of discretionary investment management services and certain non-discretionary advice to Participants with respect to assets allocated to eligible Participants in the Plan.
“Managed Assets” means the assets in enrolled Participants’ Accounts per the Investment Guidelines but do not include, if applicable, any assets for which the Participant has no authority to provide investment directions under the terms of the Plan, Sponsor Stock, or assets held in self-directed brokerage.
“Other Assets” means the (i) assets of the Plan in Participant Accounts enrolled in the Service that are not Managed Assets, including, if applicable, Sponsor Stock or assets held in self-directed brokerage and (ii) assets of the Participant held outside of the Plan.
“Plan” means, collectively and individually, the Plan(s) listed on the Coversheet to this Exhibit.
“Trust” means the trust agreement governing servicing of the Plan by Affiliates of FPWA and Strategic Advisers, which sets forth the conditions for eligibility, enrollment, and termination of enrollment in the Managed Account Service.

SCHEDULE “I” – Information Security Schedule

Fidelity’s information security environment and governance approach is aligned and certified to the International Organization for Standardization (ISO) 27001:2013 “Information technology – Security techniques – Information security management systems – Requirements” standard, or its successor. In accordance with this standard, Fidelity will maintain multiple control domains as discussed further below. Fidelity will make available its ISO 27001 certification, SOC 2 report (available for the DC, SPS, DB, and H&W Service Lines) that provides assurances about the effectiveness of controls relevant to the security of systems used to process Sponsor data, and Fidelity’s BITS Shared Assessment (or each of their successor reports).

This Schedule covers the protection of data maintained on Information Systems with respect to the Plan as is necessary for Trustee to perform recordkeeping Services under the Agreement. The Parties acknowledge that each party’s information security practices may evolve over time, and notwithstanding the requirements of this Schedule, each party may reasonably modify its information security practices, provided that neither party engages in a practice that materially degrades the level of protection it has agreed to provide under this Attachment.

Definitions for purposes of this Information Security Schedule:

“Information Systems” means Trustee recordkeeping systems used to provide the services specified under the Agreement.
“Privacy Policy” means the Fidelity Investments Privacy Policy applicable to individual persons, made available to the public via Fidelity’s website.

1.Information Security Policies

Fidelity will maintain comprehensive protection and clear accountability for Fidelity private and proprietary Information Systems through an information security policy framework that is substantially the same as the NIST Cyber Security Framework, ISO27001, or any superseding or comparable standard. The framework governs the protection of data maintained on Information Systems.

Fidelity’s information security policies and procedures will cover, at a minimum:

a.    Fidelity’s commitment to information security;
b.    information classification, labeling, and handling;
c.    acceptable use of Information Systems, including computing systems, networks, and messaging;
d.    information security incident management, including breach notification and procedures for collecting evidence;
e.    host and network-based security controls, including anti-virus, IDS/IPS, firewalls, and systems hardening requirements;
f.    authentication requirements for end users, administrators, and systems;
g.    access controls, including periodic reviews of access rights;
h.    logging and monitoring of Fidelity’s production environment, including physical and logical access to Information Systems that process or store Personal Data; and
i.    disciplinary measures for employees who fail to comply with such policies and procedures.

2.Organization of Information Security

Fidelity will maintain a technology and cybersecurity risk management program that is supported by an Information Security Officer (ISO) and a dedicated team of security and technology risk professionals. Fidelity will maintain risk management processes to regularly identify, assess and manage risks to data and Information Systems.

3.Human Resource Security

Fidelity will maintain a multi-layer human resources security program. Employees are required to have a unique form of identification (e.g., badge), to sign a non-disclosure agreement, and to annually review and acknowledge Fidelity’s Code of Ethics. Employees are also required to complete a comprehensive background check that may include fingerprinting, criminal record, credit history, drug screening, and reference background checks, as permitted by law.

Fidelity will require that all employees complete annual information security training regarding the appropriate use and handling of data and will maintain a record of employees who completed such training. Fidelity will require that all employees acknowledge their understanding and compliance with Fidelity’s information security policies.

4.Asset Management

Fidelity will maintain an information security program designed to educate employees on how to classify, label, handle, and dispose of information and all types of media, from creation through processing, storage and disposal. A matrix instructs employees on the appropriate methods of handling information, such as distribution, discussion, mailing, copying, faxing, and storage, for each type of information.
Fidelity shall:

a.    maintain an inventory of Information Systems;
b.    follow industry standards and applicable regulations when handling, processing and storing Personal Data; and,
c.    implement procedures to sanitize or securely destroy media in accordance with current industry standards such as Department of Defense, NIST 800-88 or an equivalent superseding standard.

5.Access Control

Fidelity will maintain reasonable access policies and controls (i.e., identity and access management systems and authentication mechanisms) to ensure that only authorized personnel are granted access to data. Access requests will be tracked and authorized through a formal access management system. Access will be granted based on the concepts of least privilege and separation of duties, and will be limited to those with a business need.

Fidelity will do the following as part of its access controls:

a.    Utilize a shared service model (i.e., physical hardware and databases) to support its clients. Client, plan and participant level identifiers are utilized to logically restrict access such that one client/participant cannot view the data of another client/participant of Fidelity;
b.    Revoke access (i) promptly following termination or (ii) in a commercially reasonable amount of time following internal transfer to a position where such access is no longer needed;
c.    Review user accounts and their privileges on a regular basis, to verify that access is appropriate to job role, and remove access that is no longer required;

d.    Restrict the use of privileged accounts to authorized employees performing system administration or security administration activities;
e.    Collect, monitor, and retain logs so that access to data can be traced;
f.    Only use system accounts for system-to-system communication and configure them to prevent interactive logins from users; and,
g.    Implement secure solutions for remote access to Information Systems that are restricted to only authorized individuals.

6.Cryptography

Fidelity will maintain a cryptography policy that applies to all cryptographic techniques used to protect data and Information Systems. This includes industry standard algorithms and key lengths, requirements for key lifecycle management, and requirements for key and certificate verification.
Fidelity will maintain policies, processes, and technologies to encrypt Personal Data during external transmission, physical transport, authentication sessions and on Information Systems. This includes tapes, removable media devices, laptops, network file transfers, and web transactions. Encryption will be provided through commercial grade, industry-standard cryptographic algorithms, protocols, and key strengths.
Fidelity will work with Sponsor to implement reliable and secure electronic data transfer methods that best satisfy Sponsor’s requirements.

7.Physical and Environmental Security

Fidelity will maintain physical security measures to control and restrict physical access to Information Systems, including i) full-time, professional security personnel to staff Fidelity data centers, ii) cameras covering entry points into the secured data center and parking areas, iii) intrusion detection and alerting capabilities, iv) appropriate access control systems and logs, and v) infrastructure and environmental controls systems, including fire extinguishing, cooling, power and emergency systems consistent with local laws and industry standards.

All data centers used to store data will be located within the United States of America. Notwithstanding any other provision in the AGREEMENT, technology support services, including but not limited to software development, back-office operations, quality assurance and production support, may be performed from outside of the United States. Fidelity will maintain controls no less stringent than those maintained domestically for operations outside of the United States.

8.Operations Security

Fidelity will maintain a reasonably appropriate security operations program designed to protect data and Information Systems that will be tested and continuously improved. Fidelity will maintain the following security controls as part of this program:

a.    protection against data loss, malware, malicious intrusions and downloads;
b.    update antimalware and antivirus signatures in a timely manner;
c.    an intrusion detection and prevention system (IDS/IPS);
d.    monitoring for unauthorized access, connections, devices and software;
e.    a security vulnerability program that includes regular network vulnerability scans, patch management, and remediation of identified security vulnerabilities prioritized based on risk;
f.    collection and correlation of security events from Information Systems and sensors to detect and address security events (i.e., Security Incident and Event Management or SIEM);

g.    implementation of systems and devices using standardized, hardened builds;
h.    monitoring and control of employee connections to the internet; and,
i.    backing up data as required to meet Fidelity’s continuity requirements and recovery time objectives in accordance with tested backup and restoration procedures, and protection of backups from loss, damage and unauthorized access.

9.Communications Security

Fidelity will maintain reasonably appropriate network security and information transfer controls that are designed to ensure the protection of Information Systems, including firewalls, intrusion detection and prevention systems, antimalware, proxy servers and secure file transfer technologies.
Fidelity will: i) use multi-factor authentication for remote virtual private network (VPN) access and administration of specific core infrastructure components based upon risk, ii) design all networks to protect network integrity and separate network zones with a firewall or equivalent to restrict traffic to only authorized business traffic, and iii) review firewall policies annually.

10.System Acquisition, Development and Maintenance

Fidelity will maintain a secure development methodology that incorporates security throughout the development lifecycle, including application development policies, security training of application developers, and secure code reviews and penetration tests of externally facing web applications (i.e., NetBenefits® and Plan Sponsor Webstation®).

Fidelity will do the following as part of its system acquisition, development and maintenance processes:

a.    develop and configure applications and databases in a manner which is designed to protect the confidentiality, integrity and availability of data;
b.    develop web applications in accordance with security best practices (e.g., OWASP Top Ten), and reasonable steps to verify that web applications are configured to protect against the OWASP Top Ten vulnerabilities;
c.    implement separate environments for production, development, and test;
d.    conduct secure code reviews, including open source reviews, and penetration testing of NetBenefits and Plan Sponsor Webstation® or equivalent, using automated scanning tools and manual analysis, on at least an annual basis. Fidelity will ensure that identified vulnerabilities are remediated in accordance with documented policies that prioritize remediation based on risk; and,
e.    manage source code in accordance with documented procedures that restrict access and verify the integrity of code prior to deployment.

11.Supplier Relationships

Fidelity will maintain a vendor risk management program that includes regular reviews of Fidelity suppliers that process Personal Data using a comprehensive risk assessment derived from Fidelity security policies, ISO 27001, and other industry standard practices.

Sponsor acknowledges Fidelity may leverage cloud service providers in connection with the services provided under the Agreement. Fidelity is responsible for the Services performed by such suppliers that process or store data to the same extent as if Fidelity had performed the Service itself, and will have written agreements with suppliers that process or store data that are consistent with Fidelity’s information security obligations as applicable to the Services performed by such suppliers.

12.Information Security Incident Management

Fidelity will maintain and regularly test its documented, comprehensive cyber incident response plan that is designed to identify potential threats, assess any risk exposure, report risks to management, and protect business operations. Fidelity will do the following as part of its information security incident management plan:

a.    assess security events and suspected incidents;
b.    responds by containing and mitigating incidents;
c.    identify actions to minimize the risk of similar incidents from reoccurring; and,
d.    conduct investigations in accordance with legal requirements for preserving evidence.

Fidelity will promptly notify Sponsor of a confirmed compromise of an Information System that results in: (i) the unauthorized acquisition, disclosure, modification or use of unencrypted Personal Data protected under security breach law of the state of the affected Participant, or such encrypted Personal Data where the encryption key has also been compromised; and (ii) a likely risk of identity theft or fraud against the Participant (collectively, a “Security Breach”). A good faith but unauthorized or unintentional acquisition, disclosure, modification or use of Personal Data by an employee or contractor of Fidelity or a party who has signed a confidentiality agreement with Fidelity does not constitute a Security Breach if the Personal Data is not subject to further unauthorized acquisition, disclosure, loss, modification, or use. Fidelity will appoint a relationship manager to serve as Sponsor’s single point of contact following a Security Breach.

13.Business Resiliency

Fidelity will maintain a comprehensive business continuity and disaster recovery program, which includes technology and business operational recovery. Fidelity will focus both on preventing outages through redundancy of telecommunications, systems, and business operations, and on recovery strategies in the event of loss. The business continuity and disaster recovery process will include training, planning, and testing critical technology and business operational recovery at least annually. Business impact analysis will be performed, and recovery strategies developed for different threat scenarios to include loss of premises, people, technology, or vendor. Fidelity will maintain recovery plans that may be executed during or after an event and will restore systems affected by continuity events.

14.Compliance

Fidelity will maintain policies and practices for records retention and data destruction in accordance with legal and regulatory requirements as applicable to Fidelity as a provider of the Services. Fidelity will implement and operate in accordance with its Privacy Policy and will disseminate or otherwise make such Privacy Policy available to Participants.